Exhibit 99.1

SOLICITATION VERSION

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC., et al.,[1] Debtors.	Chapter 11 Case No. 23-10020 (TMH) (Jointly Administered)

debtors’ combined disclosure statement and

chapter 11 plan of liquidation

Dated: April 5, 2023

COLE SCHOTZ P.C.

Patrick J. Reilley (No. 4451)

Stacy L. Newman (No. 5044

Jack M. Dougherty (No. 6784)

Michael E. Fitzpatrick (No. 6797)

500 Delaware Avenue, Suite 1410

Wilmington, DE 19801

Telephone: 302-652-3131

Email: preilley@coleschotz.com

snewman@coleschotz.com

jdougherty@coleschotz.com

mfitzpatrick@coleschotz.com

-and-

Michael D. Sirota (admitted pro hac vice)

David M. Bass (admitted pro hac vice)

Court Plaza North

25 Main Street

Hackensack, NJ 07601

Telephone: 201-489-3000

Email: msirota@coleschotz.com

dbass@coleschotz.com

Counsel to the Debtors and Debtors in

Possession

1	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: American Virtual Cloud Technologies, Inc. (2421), AVCtechnologies USA, Inc. (8886), and Kandy Communications LLC (5853). Each Debtor’s corporate headquarters and mailing address is 1720 Peachtree Road, Suite 629, Atlanta, Georgia 30309.

SOLICITATION VERSION

TABLE OF CONTENTS

I.	INTRODUCTION		3
II.	DEFINITIONS AND CONSTRUCTION OF TERMS		3
	A.	Definitions	3
	B.	Interpretation; Application of Definitions and Rules of Construction	13
III.	BACKGROUND		14
	A.	General Background	14
	B.	The Chapter 11 Cases	17
IV.	SUMMARY OF TREATMENT OF CLAIMS AND ESTIMATED RECOVERIES		22
	A.	Summary of Treatment of Claims and Equity Interests and Estimated Recoveries	22
V.	TREATMENT OF UNCLASSIFIED CLAIMS		23
	A.	Administrative Expense Bar Date	23
	B.	Administrative Expense Claims	23
	C.	Priority Tax Claims	24
	D.	Professional Claims	24
	E.	Payment of Statutory Fees	26
	F.	KEIP/KERP Awards	26
VI.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; ESTIMATED RECOVERIES		26
VII.	TREATMENT OF CLAIMS AND EQUITY INTERESTS		27
	A.	Treatment of Claims	27
	B.	Modification of Treatment of Claims and Equity Interests	30
	C.	Reservation of Rights Regarding Claims	30
	D.	Cramdown and No Unfair Discrimination	30
VIII.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES		30
	A.	Rejection of Executory Contracts and Unexpired Leases	30
	B.	Deadline for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Combined Disclosure Statement and Plan	31
IX.	IMPLEMENTATION AND EFFECT OF CONFIRMATION OF COMBINED DISCLOSURE STATEMENT AND PLAN		31
	A.	Means for Implementation of the Combined Disclosure Statement and Plan	31
X.	PROVISIONS REGARDING THE PLAN ADMINISTRATOR		34
	A.	Appointment of the Plan Administrator	34
	B.	Rights and Powers of the Plan Administrator	34
	C.	Wind-Down of Debtors and AVCT Non-Debtor Subsidiaries	34
	D.	Post-Effective Date Expenses of the Plan Administrator	35
	E.	Plan Administrator Agreement	35
XI.	PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE COMBINED DISCLOSURE STATEMENT AND PLAN		35
	A.	Method of Payment	35
	B.	Objections to and Resolution of Claims	36
	C.	Claims Objection Deadline	36
	D.	No Distribution Pending Allowance	36
	E.	Claims Reserve	36
	F.	Distributions to Holders of Allowed Claims	37
	G.	Delivery of Distributions	37
	H.	Unclaimed Distributions	37
	I.	De Minimis Distributions	38
	J.	Setoff	38
	K.	Postpetition Interest	38
	L.	Allocation of Distributions Between Principal and Interest	38
	M.	No Creditor to Receive More than Payment in Full	38
	N.	Compliance with Tax Requirements	39
	O.	Remaining Available Cash	39
	P.	Claims Payable by Third Parties	39

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XII.	CONFIRMATION AND VOTING PROCEDURES		39
	A.	Confirmation Procedure	39
	B.	Voting Procedures	40
	C.	Statutory Requirements for Confirmation	41
XIII.	CONDITIONS TO THE EFFECTIVE DATE		44
	A.	Conditions Precedent to the Effective Date	44
	B.	Establishing the Effective Date	44
	C.	Effect of Failure of Conditions	45
	D.	Waiver of Conditions to Confirmation and Effective Date	45
XIV.	EXCULPATION, RELEASE AND INJUNCTIONS		45
	A.	Exculpation..	45
	B.	Releases By the Debtors..	46
	C.	Injunction..	46
	D.	Injunctions to Protect Estate Assets..	47
XV.	CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING.		47
	A.	General Bankruptcy Law and Combined Disclosure Statement and Plan Considerations	47
	B.	Risks Associated with Forward Looking Statements	48
	C.	Alternatives to Confirmation and Consummation of the Combined Disclosure Statement and Plan	49
XVI.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES		49
	A.	Brief Overview and Disclosure	49
	B.	Consequences to the Debtors	51
	C.	Consequences to the Certain U.S. Holders of Allowed Claims	52
	D.	Matters Related to the Disputed Claims Reserve	53
	E.	Certain United States Federal Income Tax Consequences to Non-U.S. Holders of Claims	54
	F.	Information Reporting and Back-Up Withholding	55
XVII.	RETENTION OF JURISDICTION		56
XVIII.	MISCELLANEOUS PROVISIONS		58
	A.	Books and Records	58
	B.	Revesting of Debtors’ Assets	59
	C.	Injunctions or Stays	59
	D.	Amendment or Modification of the Combined Disclosure Statement and Plan	59
	E.	Severability	59
	F.	Revocation or Withdrawal of the Combined Disclosure Statement and Plan	60
	G.	Binding Effect	60
	H.	Notices	60
	I.	Governing Law	60
	J.	Withholding and Reporting Requirements	60
	K.	2002 Service List	61
	L.	Headings	61
	M.	Exhibits/Schedules	61
	N.	Filing of Additional Documents	61
	O.	No Admissions	61
	P.	Successors and Assigns	61
	Q.	Reservation of Rights	62
	R.	Implementation	62
	S.	Inconsistency	62
	T.	Dissolution of the Committee	62
	U.	Termination of the Plan Administrator	62
	V.	Request for Expedited Determination of Taxes	62

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SOLICITATION VERSION

THIS COMBINED DISCLOSURE STATEMENT AND PLAN CONTAINS CERTAIN STATUTORY PROVISIONS AND DESCRIBES CERTAIN EVENTS IN THESE CHAPTER 11 CASES AND CERTAIN DOCUMENTS RELATED TO THE COMBINED DISCLOSURE STATEMENT AND PLAN THAT MAY BE ATTACHED AND ARE INCORPORATED BY REFERENCE. ALTHOUGH THE DEBTORS BELIEVE THAT THIS INFORMATION IS FAIR AND ACCURATE, THIS INFORMATION IS QUALIFIED IN ITS ENTIRETY TO THE EXTENT THAT IT DOES NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS.

THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS MADE ONLY AS OF THE DATE OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN, UNLESS ANOTHER TIME IS SPECIFIED. THIS COMBINED DISCLOSURE STATEMENT AND PLAN WAS COMPILED FROM INFORMATION OBTAINED FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTORS’ KNOWLEDGE, INFORMATION AND BELIEF. THERE CAN BE NO ASSURANCES THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THIS DATE.

NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS. EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN AND IN THE RELATED EXHIBITS HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OR ANY OTHER JURISDICTION.

THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS BEEN PREPARED IN ACCORDANCE WITH SECTIONS 1123 AND 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016 AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAWS. THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION OR ANY SECURITIES EXCHANGE OR ASSOCIATION, NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION OR ANY SECURITIES EXCHANGE OR ASSOCIATION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. NO OTHER GOVERNMENTAL OR OTHER REGULATORY AUTHORITY HAS PASSED ON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

NOTHING STATED HEREIN SHALL BE DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN STATEMENTS CONTAINED HEREIN, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. THEREFORE, EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE COMBINED DISCLOSURE STATEMENT AND PLAN AND THE TRANSACTIONS CONTEMPLATED HEREBY.

THE DEBTORS SUPPORT CONFIRMATION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN AND RECOMMEND ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN TO VOTE TO ACCEPT THE COMBINED DISCLOSURE STATEMENT AND PLAN.

I.	INTRODUCTION

The Debtors,2 hereby propose the Debtors’ Combined Disclosure Statement and Plan pursuant to sections 1125 and 1129 of the Bankruptcy Code. The Debtors are the proponents of the Combined Disclosure Statement and Plan within the meaning of section 1129 of the Bankruptcy Code.

The Combined Disclosure Statement and Plan constitutes a liquidating Chapter 11 plan for the Debtors. Except as otherwise provided by order of the Bankruptcy Court, Distributions will occur on the Effective Date or as soon thereafter as is practicable. The Debtors will be dissolved under applicable law as soon as practicable upon the closing of the Chapter 11 Cases.

Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XVIII.D of the Combined Disclosure Statement and Plan, the Debtors expressly reserve the right to alter, amend or modify the Combined Disclosure Statement and Plan, one or more times, before its substantial consummation.

II.	DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions

As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

1. “503(b)(9) Claim” means any Claim against any of the Debtors under section 503(b)(9) of the Bankruptcy Code for the value of goods sold to the Debtors in the ordinary course of business and received by the Debtors within twenty (20) days before the Petition Date.

2. “Administrative Expense Bar Date” means the date by which a request for payment of an Administrative Expense Claim must be Filed and is thirty (30) days after the Effective Date; provided that 503(b)(9) Claims shall be subject to the General Bar Date and Professional Claims shall be subject to the deadlines set forth in Article V.D.

3. “Administrative Expense Claim” means a Claim against any of the Debtors or its Estate for costs or expenses of administration of the Estate pursuant to sections 364(c)(1), 503(b), 503(c), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estate and operating the business of the Debtors; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Professional Claims; and (c) all fees and charges assessed against the Estate under chapter 123 of title 28 of the United States Code, 28 U.S.C. sections 1911-1930.

[2]	All capitalized terms not defined in this introduction shall have the same meanings set forth in Article II of the Combined Disclosure Statement and Plan.

4. “Administrative Expense Claim Objection Deadline” means the date that is no later than thirty (30) days after the later of the Effective Date and any filing of any Administrative Expense Claim (other than a Professional Claim) or filing of any request for payment of Administrative Expense Claim, unless such objection deadline is extended by order of the Bankruptcy Court.

5. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were the Debtors.

6. “Allowed” means any Claim that is not a Disputed Claim or a Disallowed Claim; provided, however, that a Disputed Claim shall become an Allowed Claim to the extent (i) no objection to such Claim has been interposed by the Claims Objection Deadline or the Administrative Expense Claim Objection Deadline, as applicable, or such other period fixed by the Bankruptcy Court, (ii) an objection to such Claim has been interposed, but withdrawn or overruled by a Final Order and the Debtors have no right to object to such Claim on other grounds, or (iii) the Bankruptcy Court enters a Final Order providing that such Claim is an Allowed Claim.

7. “Asset Purchase Agreement” means the Amended and Restated Asset Purchase Agreement by and between the Debtors and Skyvera, LLC dated as of February 14, 2023 (as amended from time to time).

8. “Assets” means all of the assets of the Debtors of any nature whatsoever, including, without limitation, all property of the Estates pursuant to section 541 of the Bankruptcy Code, Cash (including proceeds from the Sale), Causes of Action, accounts receivable, tax refunds, claims of right, interests and property, real and personal, tangible and intangible, and the proceeds of all of the foregoing.

9. “AVCT” means American Virtual Cloud Technologies, Inc.

10. “AVCT Common Stock” means the common stock held in AVCT.

11. “AVCT Equity Interests” means all Equity Interests in AVCT including, but not limited to, all issued, unissued, authorized or outstanding shares, stock (including AVCT Common Stock) or membership interests together with any warrants, options or contract rights to purchase or acquire such interests at any time.

12. “AVCT Canada” means AVCTechnologies Canada Ltd.

13. “AVCT Canada Employee Obligations” means the 2022 annual bonus and severance obligations owed by AVCT Canada to employees of AVCT Canada less any KERP payments paid or to be paid to the extent such employee was a participant in the AVCTechnologies Canada Ltd Amended and Restated Key Employee Retention Plan as approved by the Bankruptcy Court [Docket No. 203].

14. “AVCT Mexico” means American Virtual Cloud Technologies Mexico S.A. de C.V.

15. “AVCT Ireland” means American Virtual Cloud Technologies Ireland, Limited.

16. “AVCT Non-Debtor Subsidiaries” means, collectively, AVCT Canada, AVCT Mexico, AVCT Ireland, and the U.S. Non-Debtor Subsidiaries.

17. “Avoidance Actions” means all avoidance and recovery actions or remedies that may be brought on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 544, 547, 548, 550, 551, 552, or 553 of the Bankruptcy Code. Avoidance Actions shall not include Acquired Avoidance Actions within the meaning of the Asset Purchase Agreement.

18. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. sections 101-1532, as amended from time to time.

19. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases, or if such court ceases to exercise jurisdiction over the Chapter 11 Cases, such court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case in lieu of the United States Bankruptcy Court for the District of Delaware.

20. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and any Local Rules of the Bankruptcy Court, as amended from time to time.

21. “Bar Date” or “Bar Dates” means the applicable bar date by which a proof of Claim or request for payment of an Administrative Expense Claim must be, or must have been, Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

22. “Bar Date Order” means the Order (I) Establishing Deadlines for Filing Proofs of Claim and (II) Approving the Form and Manner of Notice Thereof [Docket No. 130], entered by the Bankruptcy Court on February 17, 2023.

23. “Bidding Procedures Order” means the Order (A) Approving Certain Bidding Procedures in Connection with the Sale of the Debtors’ Assets, (B) Authorizing the Debtors to Enter into a Stalking Horse Agreement and Provide Bid Protections Thereunder, (C) Authorizing and Approving Procedures Related to the Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with the Sale, (D) Scheduling the Auction and Sale Approval Hearing, (E) Approving the Form and Manner of the Notice of the Sale Hearing, and (F) Granting Related Relief [Docket No. 81], entered by the Bankruptcy Court on February 6, 2023.

24. “Board” means the board of directors of AVCT.

25. “Business Day” means any day other than a Saturday, Sunday or any legal holiday as defined in Bankruptcy Rule 9006.

26. “Cash” means legal tender of the United States of America and equivalents thereof.

27. “Causes of Action” means the Avoidance Actions, all Claims, and all other claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims, whether in contract or in tort, whether arising under the Bankruptcy Code or other federal or state law, or based in equity, or pursuant to any other theory of law, including, but not limited to, under the Bankruptcy Code or securities law, whether direct, indirect, derivative, or otherwise, whether asserted or unasserted, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, and any and all commercial tort claims against any party, in each case, whether arising before, on or after the Petition Date.

28. “Chapter 11 Cases” means the procedurally consolidated cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors, styled as American Virtual Cloud Technologies, Inc., et al., under Case No. 23-10020 (TMH), currently pending in the Bankruptcy Court.

29. “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

30. “Claims and Noticing Agent” means Kroll Restructuring Administration LLC.

31. “Claims Objection Deadline” means, subject to any extension as set forth in Article XI.C of the Combined Disclosure Statement and Plan, the date that is the first Business Day that is at least sixty (60) days after the Effective Date; provided that for Administrative Expense Claims, such deadline shall be the Administrative Expense Claim Objection Deadline. For the avoidance of doubt, the Claims Objection Deadline may be extended one or more times by the Bankruptcy Court.

32. “Class” means any group of substantially similar Claims or Equity Interests classified by the Combined Disclosure Statement and Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

33. “Clerk” means the clerk of the Bankruptcy Court.

34. “Combined Disclosure Statement and Plan” means this combined disclosure statement and Chapter 11 plan of liquidation including, without limitation, the Plan Supplement, all exhibits, supplements, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified from time to time in accordance with the terms hereof.

35. “Committee” means the Official Committee of Unsecured Creditors appointed by the United States Trustee on January 24, 2023 [Docket No. 56].

36. “Conditional Approval and Procedures Order” has the meaning set forth in Article XII.A.1 herein.

37. “Confirmation Notice” has the meaning set forth in Article XII.2 herein.

38. “Confirmation Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court.

39. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider (i) final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (ii) confirmation of the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

40. “Confirmation Order” means the order of the Bankruptcy Court confirming the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code.

41. “Creditor” means any Person that is the Holder of a Claim against any of the Debtors.

42. “Debtors” means, collectively, American Virtual Cloud Technologies, Inc., AVCtechnologies USA, Inc., and Kandy Communications LLC.

43. “Disallowed” means any Claim or any portion thereof that (i) has been disallowed by a Final Order, (ii) is Scheduled as zero or as contingent, disputed or unliquidated and as to which no proof of claim has been Filed or deemed Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order or otherwise deemed Filed under applicable law or the Combined Disclosure Statement and Plan, (iii) is not Scheduled and as to which no proof of claim has been deemed Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any order or otherwise deemed Filed under applicable law or the Combined Disclosure Statement and Plan, (iv)  has been withdrawn by agreement of the Debtors and the Holder thereof or (v) has been withdrawn by the Holder thereof.

44. “Disputed” means any Claim or any portion thereof that (i) has not been Scheduled by the Debtors or has been Scheduled as unknown, contingent, unliquidated, disputed or at zero, whether or not such Claim is the subject of a proof of Claim, (ii) is the subject of a proof of Claim that differs in nature, amount or priority from the Schedules (except to the extent that the Plan Administrator elects, in its discretion, to treat the Claim asserted in such proof of Claim as an Allowed Claim) or (iii) is the subject of an objection interposed by the Claims Objection Deadline or such other time period fixed by the Bankruptcy Court, which has not been withdrawn or overruled by a Final Order; provided, however, that a Claim shall not be a Disputed Claim to the extent it becomes an Allowed Claim or Disallowed Claim.

45. “Distribution” means any distribution to the Holders of Allowed Claims.

46. “Distribution Date” means any date on which a Distributions is made to Holders of Allowed Claims or AVCT Common Stockholders under this Combined Disclosure Statement and Plan.

47. “Docket” means the docket in the Chapter 11 Cases maintained by the Clerk.

48. “Effective Date” means the date established pursuant to Article XIII.B of the Combined Disclosure Statement and Plan.

49. “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

50. “Estates” means the estates of the Debtors created upon the commencement of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

51. “Exculpated Parties” means, collectively, and in each case in its capacity as such, (a) the Debtors; (b) the Committee, the Committee members and the Committee members’ respective officers, directors, employees, advisors, professionals and agents; (c) directors, officers and managers of the Debtors; (d) any Professional of the Debtors or the Committee; and (e) with respect to each of the foregoing, such Persons’ or Entities’ successors and assigns.

52. “Executory Contract” means any executory contract or unexpired lease as of the Petition Date between the Debtors and any other Person or Entity.

53. “Equity Interest” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in any Debtor (including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor), whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security.

54. “Federal Post-Judgment Rate” means the Federal post-judgment rate of interest under 28 U.S.C. § 1961.

55. “File”, “Filed”, or “Filing” means file, filed, or filing with the Bankruptcy Court in the Chapter 11 Cases.

56. “Final Order” means an Order of the Bankruptcy Court or a court of competent jurisdiction to hear appeals from the Bankruptcy Court, that has not been reversed, stayed, modified or amended and as to which the time to appeal, to petition for certiorari, or to move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending; provided that even if an appeal, petition for certiorari, or other proceedings for reargument or rehearing are timely filed, an Order will be deemed a Final Order if it provides that it is effective immediately upon entry on the Bankruptcy Court’s docket and not subject to any stay notwithstanding the provisions of Bankruptcy Rules 6004(h), 6006(d), 7062, and Rule 62 of the Federal Rule of Civil Procedure, and that no stay pending appeal has been obtained.

57. “First Day Declaration” means the Declaration of Kevin J. Keough in Support of Chapter 11 Petitions and First Day Motions [Docket No. 9].

58. “General Bar Date” means March 29, 2023, at 5:00 p.m. (prevailing Eastern Time), pursuant to the Bar Date Order.

59. “General Unsecured Claim” means any Claim against the Debtors that (a) is unpaid as of the Effective Date, and (b) arose or is deemed by the Bankruptcy Code or Bankruptcy Court, as the case may be, to have arisen before the Petition Date and that is not an Administrative Expense Claim, Priority Tax Claim, Secured Claim, Priority Non-Tax Claim, or Intercompany Claim.

60. “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

61. “Governmental Bar Date” means July 10, 2023, at 5:00 p.m. (prevailing Eastern Time), which is the deadline for Governmental Units to file proofs of claim on account of pre-petition Claims against any of the Debtors.

62. “Holder” means the beneficial holder of any Claim or Interest.

63. “Impaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

64. “Initial GUC Distribution Amount” means an amount of at least 50% of the total Allowed amount of each Allowed General Unsecured Claim in Class 3.

65. “Initial GUC Distribution Date” means the date that is ten (10) business days following the Effective Date or as soon thereafter as reasonably practicable.

66. “Insurance Policies” means any and all insurance policies, insurance settlement agreements, coverage-in-place agreements, and other agreements, documents, or instruments relating to the provisions of insurance entered into by or issued to or for the benefit of, at any time, the Debtors or their predecessors, including any directors and officers and similar liability policies.

67. “Intercompany Claim” means any Claim by a Debtor against (i) another Debtor or (ii) a claim by a AVCT Non-Debtor Subsidiary against a Debtor.

68. “Intercompany Equity Interest” means any Equity Interest by a Debtor against another Debtor.

69. “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Professionals [Docket No. 74], entered by the Bankruptcy Court on February 3, 2023.

70. “KEIP” means the Debtors’ proposed key employee incentive program, as more fully discussed in the KEIP/KERP Motion.

71. “KERP” means the Debtors’ proposed key employee retention program, as more fully discussed in the KEIP/KERP Motion.

72. “KEIP/KERP Awards” means any payments authorized by the Bankruptcy Court to be paid upon on account of the KEIP and KERP.

73. “KEIP/KERP Motion” means the Debtors’ Motion for Order Approving (I) Key Employee Retention Plans and (II) Key Executive Incentive Plan [Docket No. 146], filed on February 22, 2023.

74. “Liabilities” means any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction or agreement.

75. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

76. “Liquidation Analysis” means the hypothetical chapter 7 liquidation analysis attached to this Combined Disclosure Statement and Plan as Exhibit A.

77. “Net Distributable Proceeds” means (a) the gross amount available from the liquidation of the Assets, including the proceeds from the Sale as of the Effective Date, minus (b) the amount of (i) Statutory Fees, (ii) Allowed Administrative Expense Claims (including Allowed Professional Claims), (iii) Allowed Secured Claims, (iv) Allowed Priority Tax Claims, (v) Allowed Priority Non-Tax Claims; (vi) any KEIP/KERP Awards; and (vii) the Wind-Down Costs and Expenses.

78. “Order” means an order or judgment of the Bankruptcy Court as entered on the Docket.

79. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

80. “Petition Date” means January 11, 2023.

81. “Plan Administrator” means a Person selected by the Debtors, with the consent of the Committee, to effectuate the provisions of the Combined Disclosure Statement and Plan after the Effective Date. The identity, role, and compensation of the Plan Administrator will be disclosed in the Plan Supplement.

82. “Plan Administrator Agreement” means the agreement between the Debtors and the Plan Administrator, in a form as consented to by the Committee, as the same may be amended from time to time in accordance with its terms, filed as part of the Plan Supplement and approved pursuant to the Confirmation Order.

83. “Plan Administrator Wind-Down and Expense Reserve” means the reserve established on or before the Effective Date in an amount sufficient to satisfy the costs of winding down the Debtors’ Estates and the AVCT Non-Debtor Subsidiaries, including, but not limited to, the compensation payable to the Plan Administrator and its employees and professionals, in an amount to be set forth in the Plan Supplement (subject to the Plan Administrator Agreement).

84. “Plan Supplement” means the documents, schedules, and any exhibits filed prior to the Confirmation Hearing, as amended, supplemented or modified from time to time, including the form of the Plan Administrator Agreement.

85. “Post-Effective Date AVCT” means AVCT, from and after the Effective Date.

86. “Post-Effective Date Debtors” means the Debtors, from and after the Effective Date.

87. “Priority Non-Tax Claim” means a Claim that is accorded priority in right of payment under section 507 of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim.

88. “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

89. “Professional” means any professional person employed in the Chapter 11 Cases pursuant to an Order of the Bankruptcy Court pursuant to section 327, 328 or 1103 of the Bankruptcy Code and to be compensated for services rendered pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code. The term “Professional” does not include any ordinary course professionals that were retained and compensated pursuant to the Order Authorizing the Employment and Compensation of Professionals Used in the Ordinary Course of Business [Docket No. 129], entered by the Bankruptcy Court on February 17, 2023.

90. “Professional Claims” means all Claims under sections 330, 331, 503, or 1103 of the Bankruptcy Code for compensation and reimbursement of expenses by Professionals to the extent Allowed by the Bankruptcy Court.

91. “Professional Claims Objection Deadline” has the meaning set forth in Article V.D.4 hereof.

92. “Professional Fee Reserve” means an account funded by the Debtors with Cash from the Assets as soon as possible after the Confirmation Date and not later than the Effective Date in an amount equal to the Professional Fee Escrow Amount.

93. “Professional Fee Escrow Amount” means the reasonable estimate of the aggregate amount of Allowed Professional Claims relating to the period prior to the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Article V.D.2 of the Combined Disclosure Statement and Plan.

94. “Pro Rata” means, when used with reference to a distribution of property to Holders of Allowed Claims in a particular Class or any other specified group of Claims pursuant to this Combined Disclosure Statement and Plan, proportionately, so that with respect to a particular Allowed Claim in such Class or in such group, the ratio of the amount of property to be distributed on account of such Claim to the amount of such Claim is the same as the ratio of the amount of property to be distributed on account of all Allowed Claims in such Class or group of Claims to the amount of all Allowed Claims in such Class or group of Claims. Until all Disputed Claims in a Class are resolved, Disputed Claims shall be treated as Allowed Claims in their face amount for purposes of calculating Pro Rata distribution of property to Holders of Allowed Claims in such Class.

95. “Reinstated” means the treatment provided for in section 1124 of the Bankruptcy Code.

96. “Rejection Bar Date” means the deadline to file a proof of claim for damages relating to the rejection of an Executory Contract (including any unexpired lease), which, pursuant to the Bar Date Order, is the later of (i) the General Bar Date or the Governmental Bar Date, as applicable, and (ii) 5:00 p.m. (prevailing Eastern Time) on the date that is thirty (30) days following service of an order approving rejection of any Executory Contract or unexpired lease of the Debtors, including without limitation the Confirmation Order; provided, however, that a proof of Claim for damages relating to the rejection of an Executory Contract (including any expired lease) in the Confirmation Order must be filed no later than thirty (30) days after the Effective Date.

97. “Related Parties” means, with respect to any (w) Person or Entity, (x) such Person’s or Entity’s current and former direct or indirect subsidiaries, affiliates, parents, predecessors, successors, and assigns, (y) with respect to each of the foregoing in clauses (w) and (x), such Person’s or Entity’s respective members, limited partners, general partners, principals, directors, managers, officers, employees, agents, designees, trustees, advisory board members, attorneys, financial advisors, investment bankers, accountants, and other professionals or representatives, and any other fiduciaries to such Person or Entity with any involvement related to the Debtors, and (z) with respect to each of the foregoing in clauses (w) – (y), such Person’s or Entity’s respective heirs, executors, estates, servants, and nominees.

98. “Released Parties” means the following Entities, each in their capacity as such, (a) the Debtors; (b) the Committee and each of its members; and (c) the Related Parties of each of the foregoing.

99. “Sale” means the sale of substantially all of the Debtors’ assets pursuant to the Asset Purchase Agreement and the Sale Order.

100. “Sale Motion” means the Debtors’ Motion for Entry of (I) an Order (A) Authorizing and Approving Bidding Procedures in Connection with the Sale of the Debtors’ Assets, (B) Authorizing the Debtors to Enter into a Stalking Horse Agreement and Provide Bid Protections Thereunder, (C) Authorizing and Approving Procedures Related to the Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with the Sale, (D) Scheduling Auction and Sale Approval Hearing, (E) Approving the Form and Manner of the Notice of the Sale Hearing, and (F) Granting Related Relief, and (II) An Order (A) Approving the Sale of the Debtors’ Assets, (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale, and (C) Granting Related Relief [Docket No. 48], filed on January 17, 2023.

101. “Sale Order” mean the Order (I) Approving (A) The Amended and Restated Skyvera Asset Purchase Agreement, (B) the Same of Substantially All of the Debtors’ Assets Free and Clear of Liens, Claims, Encumbrances, and Interests, and (C) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (II) Granting Related Relief [Docket No. 202].

102. “Schedules” means the schedules of assets and liabilities and the statement of financial affairs Filed by each of the Debtors on February 15, 2023, and any and all amendments and modifications thereto.

103. “Secured Claim” means a Claim that is secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the Holder of such Claim’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) or as Allowed pursuant to the Combined Disclosure Statement and Plan as a Secured Claim.

104. “Statutory Fees” means any fees due and payable pursuant to section 1930 of title 28 of the United States Code.

105. “Successful Bidder” means Skyvera, LLC.

106. “United States Trustee” means the Office of the United States Trustee for the District of Delaware.

107. “Unclaimed Distribution” means a Distribution that is not claimed by a Holder of an Allowed Claim on or prior to the Unclaimed Distribution Deadline.

108. “Unclaimed Distribution Deadline” means one-hundred and twenty (120) days from the date the Plan Administrator makes a Distribution of Cash or other property under the Combined Disclosure Statement and Plan to a Holder of an Allowed Claim.

109. “Wind-Down Costs and Expenses” means the costs and expenses for winding down and dissolving the Debtors, the Debtors’ Estates and the AVCT Non-Debtor Subsidiaries.

B.	Interpretation; Application of Definitions and Rules of Construction

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Combined Disclosure Statement and Plan are to the respective section in, Article of, Schedule to, or Exhibit to the Combined Disclosure Statement and Plan. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Combined Disclosure Statement and Plan as a whole and not to any particular section, subsection or clause contained in the Combined Disclosure Statement and Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Combined Disclosure Statement and Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Combined Disclosure Statement and Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Combined Disclosure Statement and Plan.

III.	BACKGROUND

On the Petition Date, the Debtors filed voluntary petitions for relief pursuant to Chapter 11 of the Bankruptcy Code and, since that date, have operated as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

A.	General Background[3]

1. Company History

The debtor holding company, AVCT (formerly, Pensare Acquisition Corp. “Pensare”), was incorporated in Delaware on April 7, 2016, as a blank-check acquisition company. On April 7, 2020, Pensare consummated a business combination transaction (“Computex Business Combination”) in which Pensare acquired Stratos Management Systems, Inc. (“Computex”), a private operating company that does business as Computex Technology Solutions. In connection with the closing of the Computex Business Combination, the Debtors, together with certain non-Debtor operating affiliates (collectively, the “Company”) changed its name to American Virtual Cloud Technologies, Inc.

On December 1, 2020, pursuant to the terms of an Amended and Restated Purchase Agreement, dated as of December 1, 2020 (the “Kandy Purchase Agreement”), AVCT acquired the Kandy Communications LLC business from Ribbon Communications, Inc. and certain of its affiliates (collectively, the “Ribbon Parties”), by acquiring certain assets, assuming certain liabilities and acquiring all of the outstanding membership interests of Kandy Communications LLC.

On September 16, 2021, the Company announced that as a result of a decision by the Company’s Board of Directors to explore strategic alternatives previously announced on April 7, 2021, the Board had authorized the Company to focus its strategy on acquisitions and organic growth in its cloud technologies business as well as to explore strategic opportunities for its IT solutions business, including the divestiture of Computex. The Company believed that such changes would allow it to optimize resource allocation, focus on core competencies, and improve its ability to invest in areas of maximal growth potential.

On March 15, 2022, the sale of Computex was consummated, completing the Company’s transition to a pure-play cloud communications and collaboration company, centered on the Kandy platform.

2. Corporate Structure as of the Petition Date

AVCT is a public held company, with its common stock listed on the NASDAQ. AVCtechnologies USA, Inc. (“AVCT USA”) is a wholly owned direct subsidiary of AVCT. AVCT USA, in turn, owns Kandy Communications LLC, which operates/owns the rights to the Debtors’ Kandy platform.

ACVT also owns (indirectly) the following AVCT Non-Debtor Subsidiaries: AVCT Canada which operates out of Ontario; AVCT Mexico, which operates out of Mexico City; and AVCT Ireland, which operates out of Ireland.

[3]	Further information regarding the Debtors’ business, assets, capital structure, and the circumstances leading to the filing of these Chapter 11 Cases is set forth in detail in the First Day Declaration, which is incorporated by reference herein. Copies of the First Day Declaration and all other filings in the Chapter 11 Cases can be obtained (and viewed) free of charge at the following web address: https://cases.ra.kroll.com/AVCT/Home-Index

3. Business Operations as of the Petition Date

The Debtors’ principal place of business is Atlanta, Georgia, though its employees are interspersed throughout the United States. The Company also maintains a lab and related facilities in North Carolina, a lab and related facilities in Ottawa and North Carolina, a facility in Mexico City; and approximately 10 co-located data centers that are used as server locations. The Debtors do not own any real property. The majority of the Debtors’ business operations are conducted through AVCT USA.

Business with entities outside the United States is primarily conducted through the AVCT Non-Debtor Subsidiaries.

The Kandy platform is the primary source of the Debtors’ income. The Company derives its revenue from subscriptions to the Company’s cloud-based technology platform as well as revenue from the Company’s on-premise software. In addition, the Company receives a portion of revenue for professional and managed services, which includes services provided to the Company’s customers to assist them with the integration of the Company’s products to their network.

Kandy’s cloud-based, real-time communications platform enables service providers, enterprises, software vendors, systems integrators, partners and developers to enrich their applications and their services with real-time contextual communications empowering the API (Application Programming Interface) economy. With Kandy’s platform, companies of various sizes and types can quickly embed real-time communications capabilities into their existing applications and business processes, providing a more engaging user experience.

While the cloud communications business is focused on highly complex, medium and large enterprise deployments, the customer experience is augmented by the Company’s managed services capabilities. In addition, the Company’s strategic partnerships with companies such as AT&T, IBM/Kyndryl, and Etisalat, give it access to a marquee customer base and the ability to sell end-to-end solutions.

As a provider of cloud-based enterprise services, the Company deploys a global carrier grade cloud communications platform that supports the digital and cloud transformation of mid-market and enterprise customers across virtually and device, on virtually any network, in virtually any location. The Kandy platform is based on a powerful, proprietary multi-tenant, highly scalable, and secure cloud platform that includes pre-built customer engagement tools, based on WebRTC technology, known as Kandy Wrappers, and provides white-labeled services to a variety of customers including communications service providers and systems integrators. With Kandy, companies can quickly embed real-time communications capabilities into their existing applications and business processes, to enable frictionless communications. Further, the Debtors support rapid service creation and multiple go to market models including white labelling, multi-tier channel distribution, enterprise direct, and self-service via our SaaS (software as a service) web portals.

4. Circumstances Giving Rise to the Chapter 11 Cases

The Debtors’ need for chapter 11 protection was driven primarily by an inability to operate profitably as a going concern and its waning liquidity position. Since the Computex Business Combination, the Debtors have sustained consistent losses each fiscal quarter.

The Debtors search for a strategic partner began in early September 2022. During that time, the Company has worked diligently to maintain its operations in the face of declining liquidity and increasing financing challenges. As described above, the Company implemented several cost savings measures, including, but not limited to, selective reductions in workforce and negotiated conversions of certain material vendor contracts. The Company has seen the cost savings in the third quarter of 2022 and those savings continued into the fourth quarter and beyond. However, as noted above, for the YTD period ending September 30, 2022, the Debtors suffered losses from the operation of their business exceeding $31 million. The net loss from continuing operations, net of tax, for the 3rd quarter of 2022 alone was $25.5 million. The Debtors simply could no longer sustain their operations with their limited available resources. Moreover, following the Company’s latest capital raise in October 2022, the Company was constrained to secure additional capital as of the Petition Date. The Debtors thus determined that they needed to implement a sale transaction to maximize recoveries with respect to their assets. As noted above, from and after September 2022, the Company was earnestly pursuing that process. Despite having received ongoing interest from multiple parties, as discussed above, as of the Petition Date, the Debtors had no actionable offers that could be consummated on the necessary liquidity timeline without a chapter 11 filing. The Debtors and their advisors continued their marketing and outreach efforts and engaged with parties that had expressed interest in the Debtors’ assets to encourage them to participate in the chapter 11 sale process. Further, after the Petition Date, the Debtors continued to explore and solicit interest from parties in the purchase of the Debtors’ assets.

The value of the Debtors’ business is keyed to its intellectual property of the software, the knowhow of the employees and the integrated approach of the software combined with the Company’s proprietary processes. Following the Petition Date, the Debtors have continued the business as a going concern while undertaking further marketing efforts which has been essential to be able to realize the full value of the business.

The Chapter 11 Cases offered the Debtors the best opportunity to increase creditors’ recoveries and preserve jobs under the circumstances. After considering the foregoing facts and circumstances, the Debtors made the determination that an expedited, in-court process was the best available alternative to preserve and maximize the value of their business.

B.	The Chapter 11 Cases

The following is a brief description of certain material events that have occurred during these Chapter 11 Cases.

1. First Day Motions and Orders

On the Petition Date, in addition to the voluntary petitions for relief filed by the Debtors under chapter 11 of the Bankruptcy Code, the Debtors also filed a number of routine motions and applications seeking certain “first day” relief, including the following:

●	Debtors’ Motion for Entry of an Order Directing Joint Administration of Chapter 11 Cases [Docket No. 3]. The Debtors sought entry of an Order directing the joint administration of the Chapter 11 Cases and consolidation thereof for procedural purposes only. On January 12, 2023, the Bankruptcy Court entered an Order granting the relief requested in the motion [Docket No. 25].

●	Debtors’ Application for Appointment of Kroll Restructuring Administration LLC as Claim and Noticing Agent [Docket No. 4]. The Debtors sought authorization of retain and employ Kroll Restructuring Administration LLC as their claims and noticing agent for the Chapter 11 Cases. On January 12, 2023, the Bankruptcy Court entered an Order granting the relief requested in the motion [Docket No. 26].

●	Debtors’ Motion for Entry of Interim and Final Orders (I) Approving Debtors’ Proposed Form of Adequate Assurance of Payment; (II) Establishing Procedures for Resolving Objection by Utility Companies; and (III) Prohibiting Utility Company from Altering, Refusing or Discontinuing Service [Docket No. 5]. The Debtors sought entry of interim and final orders (a) approving the Debtors’ proposed form of adequate assurance of postpetition payment to their “utilities”, as that term is used in section 366 of the Bankruptcy Code; (b) approving adequate-assurance procedures for resolving any objections by the utility companies relating to the proposed adequate assurance; and (c) prohibiting the utility companies from altering, refusing, or discontinuing service to, or discriminating against, the Debtors on the basis of the commencement of these Chapter 11 Cases or a debt owed by the Debtors for services rendered prior to the Petition Date, or on account of any perceived inadequacy of the Debtors’ proposed adequate assurance. The Bankruptcy Court entered an order granting the relief requested on an interim basis on January 12, 2023 [Docket No. 27] and thereafter entered an order granting the relief requested in the motion on a final basis on February 3, 2023 [Docket No. 73].

●	Debtors’ Motion for Entry of an Order (I) Waiving the Requirement to File Equity Lists and Modifying the manner for Giving Notice to Equity Security Holders, (II) Authorizing the Debtors to File (A) a Consolidated Master List of Creditors and (B) a Consolidated List of the Debtors’ 20 Largest General Unsecured Creditors, and (III) Authorizing the Debtors to Redact Certain Personally Identifiable Information for Individual Creditors and Parties-in-Interest [Docket No. 6]. The Debtors sought entry of an order (i) waiving the requirement to file an equity list and modifying the manner for giving notice to holders of equity interests in AVCT, (ii) authorizing the Debtors to file (a) a consolidated creditor matrix in lieu of filing separate lists for each of the Debtors and (b) a Consolidated Top 20 List in lieu of filing separate lists for each Debtor, and (iii) authorizing the Debtors to redact certain personal identifiable information for the Debtors’ employees. On January 12, 2023, the Bankruptcy Court entered an order granting the relief requested in the motion [Docket No. 28].

●	Debtors’ Motion for Entry of Interim and Final Orders Authorizing Continued (I) Use of Existing Cash Management System, Bank Accounts and Business Forms and Payment of Related Prepetition Obligations, (II) Performance of Intercompany Transactions and Foreign Affiliate Transactions in the Ordinary Course of Business and (III) Granting a Limited Waiver of Section 345 (b) Deposit and Investment Requirements [Docket No. 7]. The Debtors sought entry of interim and final orders (a) authorizing, but not directing, the Debtors to maintain their existing cash management system and bank accounts; (b) modifying certain operating guidelines relating to bank accounts set forth in the U.S. Department of Justice, Office of the United States Trustee: Operating Guidelines for Chapter 11 Cases; (c) authorizing, but not directing, the payment of related prepetition obligations; (d) authorizing, but not directing, the Debtors to continue using existing checks, business letterhead, purchase orders, invoices, envelopes and other business forms and correspondence; and (e) authorizing, but not directing, (i) the continuation of various intercompany transactions relating to the business relationship between and among the Debtors and (ii) authorizing, but not directing, the limited funding of certain non-debtor foreign subsidiaries and the continuation of foreign affiliate transactions; and (f) the accordance of administrative expense priority status to all claims arising postpetition in the ordinary course of business as a result of an intercompany transaction. On January 17, 2023, the Bankruptcy Court entered an order granting the relief requested on an interim basis [Docket No. 46] and on February 8, 2023, the Bankruptcy Court granted the relief on a final basis [Docket No. 93].

●	Debtors’ Motion for Entry of Interim and Final Orders Authorizing Debtors to (I) Pay Prepetition Wages, Contractor Claims, and Other Compensation, (II) Maintain Employee Benefit Programs, and (III) Granting Related Relief [Docket No. 8]. The Debtors sought interim and final orders, inter alia, authorizing, but not directing the Debtors to pay employee wages, pay employee benefits, honor holiday, vacation and sick time policies, pay third-party contractors, pay reimbursable expenses, and pay employee withholdings to the appropriate parties. On January 12, 2023, the Bankruptcy Court entered an order granting the relief requested on an interim basis [Docket No. 29] and on February 6, 2023 the Bankruptcy Court entered and the relief requested on a final basis [Docket No. 80].

2. Retention of Professionals

On January 26, 2023, the Debtors filed the Application for Entry of an Order Authorizing and Approving the Employment of SOLIC Capital Advisors, LLC and SOLIC Capital, LLC as Financial Advisor to the Debtors Nunc Pro Tunc to the Petition Date [Docket No. 59]. On February 17, 2023, the Bankruptcy Court entered an order authorizing and approving the relief sought in the application [Docket No. 127].

On January 26, 2023, the Debtors filed the Debtors’ Application for Entry of an Order Authorizing the Retention and Employment of Cole Schotz, P.C. as Counsel for the Debtors Nunc Pro Tunc to the Petition Date [Docket No. 58]. On February 17, 2023, the Bankruptcy Court entered an order authorizing and approving the relief sought in the application [Docket No. 125].

On January 26, 2023, the Debtors filed the Debtors’ Application for an Order Authorizing the Employment and Retention of Kroll Restructuring Administration LLC as Administrative Advisor Nunc Pro Tunc to the Petition Date [Docket No. 60]. On February 17, 2023, the Bankruptcy Court entered an order authorizing and approving the relief sought in the application [Docket No. 126].

On February 1, 2023, the Debtors filed the Debtors’ Application for Entry of an Order (I) Authorizing the Retention and Employment of Northland Securities, Inc. as Investment Banker to the Debtors Nunc Pro Tunc to the Petition Date and (II) Waiving Certain Reporting Requirements Pursuant to Local Rule 2016-2 [Docket No. 65]. On February 17, 2023, the Bankruptcy Court entered an order authorizing the relief sought in the application. [Docket No. 128].

3. KERP/KEIP Motion

On February 22, 2023, the Debtors filed the Motion for Order Approving (I) Key Employee Retention Plans and (II) Key Executive Incentive Plan (the “KERP/KEIP Motion”) [Docket No. 146]. The motion sought entry of an order approving and authorizing the Debtors to implement the proposed (i) key employee retention plans for non-insider employees and the (ii) key executive incentive plan for certain members of the Debtors’ management team. On March 13, 2023, the US Trustee filed an objection to the motion [Docket No. 191], which objection was resolved in accordance with the order approving the KERP/KEIP Motion [Docket No. 203]. On March 15, 2023, the Bankruptcy Court held a hearing and entered an order granting the relief sought in the motion [Docket No. 203].

4. The Committee

On January 24, 2023, the United States Trustee filed the Notice of Appointment of Committee of Unsecured Creditors [Docket No. 56].

On February 16, 2023, the Committee filed the Application of the Official Committee of Unsecured Creditors for an Order Authorizing and Approving the Employment and Retention of Saul Ewing LLP as Counsel, effective as of January 26, 2023 [Docket No. 113]. On March 7, 2023, the Bankruptcy Court entered an order granting the application [Docket No. 173].

On February 16, 2023, the Committee filed the Application of the Official Committee of Unsecured Creditors of American Virtual Cloud Technologies, Inc., et al., to Retain and Employ Dundon Advisers LLC as Financial Advisor Nunc Pro Tunc to January 30, 2023 [Docket No. 114]. On March 7, 2023, the Bankruptcy Court entered an order granting the application [Docket No. 174].

5. The Sale

a.	Prepetition Marketing Efforts

In August 2022, the Debtors engaged Northland Securities, Inc. (“Northland”) as their investment banker to advise the Company in connection with a comprehensive strategic review process that could lead to the sale of the Company or selected assets.

Immediately upon its engagement, Northland began working closely with the Debtors’ senior management, the Board, and the Debtors’ other advisors to evaluate potential strategic alternatives. After considering the reasonably available possible courses of action, the Debtors determined that a sale of the Company or its Business Units (whether together or separately) was in the best interest of the Debtors, their creditors, and all parties in interest.

Beginning in September 2022, Northland commenced an extensive process to market the Company or its assets for sale to numerous likely prospective purchasers. This process included Northland using its industry wide bankers, and its proprietary databases and market knowledge, to identify a broad group of potential strategic and financial buyers and solicit their interest, preparing and sending “teasers” to those parties summarizing the Company, its assets, and other information identifying the potential opportunity, preparing and circulating diligence materials and, with the assistance of the Debtors’ financial advisor, SOLIC Capital, creating a virtual data room containing myriad information about the Debtors, their assets, their liabilities and all aspects of their businesses.

As of the Petition Date, Northland had contacted approximately seventy-nine (79) potential acquirors, including sixty-six (66) potential strategic purchasers and thirteen (13) potential financial purchasers, to alert those parties of the Debtors’ interest in pursuing a potential transaction. More than half of those initially contacted requested the “teaser” and twenty-eight (28) of the parties contacted executed nondisclosure agreements, indicating an interest to further explore a potential transaction with the Debtors. Each of those parties that executed a nondisclosure agreement were then provided access to a virtual data room with more than 500 documents (in addition to the commercial and financial information already publicly available in SEC filings) and these prospective buyers have conducted varying levels of diligence. In addition, prior to the Petition Date, the Company held sixteen (16) management presentations for prospective buyers.

Although many of the parties contacted ultimately declined to further participate in the sale process, prior to the commencement of the Chapter 11 Cases, Northland received a number of indications of interest from the potential parties, including three (3) written term sheets and other verbal indications of interest from parties seeking to acquire some or all of the Debtors’ Business Units.

b.	The Sale Motion

On January 17, 2023, the Debtors filed the Debtors’ Motion for Entry of (I) an Order (A) Authorizing and Approving Bidding Procedures in Connections with the Sale of the Debtors’ Assets, (B) Authorizing the Debtors to Enter into a Stalking Horse Agreement and Provide Bid Protections Thereunder, (C) Authorizing and Approving Procedures Related to the Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with the Sale, (D) Scheduling Auction and Sale Approval Hearing, (E) Approving the Form and Manner of the Notice of the Sale Hearing, And (F) Granting Related Relief, and (II) an Order (A) Approving the Sale of the Debtors’ Assets, (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale, and (C) Granting Related Relief [Docket No. 48].

c.	Post-Petition Marketing Efforts and Selection of Stalking Horse

Following the filing of the Chapter 11 Cases, Northland and the Debtors continued to market the Assets and investigate the potential for a Sale. Northland and the Debtors, with the assistance of SOLIC, ran a robust sale process and considered all appropriate Bids for the Assets, which could have included both of the Business Units or the sale of each Business Unit separately, in accordance with the Bid Procedures and Bid Procedures Order. Northland and the Debtors ran an open process that was intended to protect the best interests of the Debtors’ estates and preserve the Debtors’ ability to exercise their fiduciary duties throughout the process (the “Sale Process”). The Sale Process was designed to maximize value for all constituencies.

In total, Northland communicated with no less than eighty-five (85) parties to explore a sale of part or all of the Debtors. The Northland and Debtors teams, including SOLIC, held numerous diligence meetings with potential bidders and addressed all questions.

On February 15, 2023, the Debtors filed the Notice of (A) Selection of Proposed Stalking Horse Purchaser and (B) Filing of Proposed Stalking Horse Asset Purchase Agreement, with Exhibit A, the Stalking Horse Agreement [Docket No. 105]. On February 24, 2023, the Bankruptcy Court entered the Order (I) Authorizing and Approving Entry Into a Stalking Horse Agreement, (II) Approving Bid Protections in Favor of Stalking Horse Bidder Thereunder, and (III) Granting Related Relief [Docket No. 150].

d.	The Auction

The Debtor ultimately identified three qualified bidders who participated in the Auction. On March 7, 2023, the Debtor held the Auction and, following the Auction, filed the Notice of Successful Bidder and Auction Results [Docket No. 177] identifying Skyvera, LLC as the successful bidder with a purchase price of $6,780,062.00.

e.	The Sale

On March 10, 2023, certain pro se shareholders filed an objection to the Sale Motion [Docket No. 185]. On March 15, 2023, the Bankruptcy Court held a hearing on the Sale Motion and entered the Sale Order granting the relief requested therein and except as provided in the Sale Order, overruled all objections to the Sale [Docket No. 202].

6. Claims Process and Bar Date

a.	Section 341(a) Meeting of Creditors

On February 21, 2023, the United States Trustee presided over the section 341(a) meeting of creditors in the Chapter 11 Cases.

b.	Schedules and Statements

On February 15, 2023, the Debtors filed their Schedules and Statements with the Bankruptcy Court [Docket Nos. 107-112].

c.	Bar Date

On January 24, 2023, the Debtors filed the Motion for Order (I) Establishing Bar Dates for Filing Claims against the Debtors and (II) Approving Form and Manner of Notice Thereof [Docket No. 55], seeking entry of an order (i) establishing deadlines for filing claims against the Debtors in the Chapter 11 Cases and (ii) approving the form and manner of notice thereof. On February 17, 2023, the Bankruptcy Court entered the Bar Date Order granting the relief sought in the motion including, inter alia, setting the General Bar Date and the Governmental Bar Date [Docket No. 130].

IV.	SUMMARY OF TREATMENT OF CLAIMS AND ESTIMATED RECOVERIES

A.	Summary of Treatment of Claims and Equity Interests and Estimated Recoveries

The following chart provides a summary of treatment of each Class of Claims and Equity Interests (other than Administrative Expense Claims and Priority Tax Claims) and an estimate of the recoveries of each Class.4 The treatment provided in this chart is for informational purposes only and is qualified in its entirety by Article VII of the Combined Disclosure Statement and Plan.

Class	Treatment/Voting Status	Estimated Claims Pool/ Projected Recovery

Class 1 – Secured Claims	Unimpaired/Deemed to Accept	Approx. $0 Recovery: 100%

Class 2 – Priority Non-Tax Claims	Unimpaired/Deemed to Accept	Approx. $305,000 Recovery: 100%

Class 3 – General Unsecured Claims	Impaired/Entitled to Vote	Approx. $6,100,000[5] Recovery: 90% - 95%

Class 4 – Intercompany Claims	Impaired/Deemed to Reject	Approx. $0 Recovery: 0%

Class 5 – AVCT Equity Interests	Impaired/Deemed to Reject	Recovery: 0%

Class 6 – Intercompany Equity Interests	Unimpaired/Deemed to Accept	N/A

[4]	These amounts represent estimated Allowed Claims, and do not represent amounts actually asserted by Creditors in proofs of claim or otherwise. The Debtors have not completed their analysis of Claims in the Chapter 11 Cases and objections to such Claims have not been fully litigated. Therefore, there can be no assurances of the exact amount of the Allowed Claims at this time. Rather, the actual amount of the Allowed Claims may be greater or lower than estimated.

[5]	The $6,100,000 estimate includes AVCT Canada Employee Obligations.

V.	TREATMENT OF UNCLASSIFIED CLAIMS

A.	Administrative Expense Bar Date

Requests for payment of Administrative Expense Claims (other than 503(b)(9) Claims, which are subject to the General Bar Date, Professional Claims and the Claims of Governmental Units arising under section 503(b)(1)(B), (C) or (D) of the Bankruptcy Code) must be filed on the Docket no later than the Administrative Expense Bar Date. Unless otherwise Ordered by the Bankruptcy Court, Holders of Administrative Expense Claims (other than the Holders of 503(b)(9) Claims, Professional Claims and the Claims of Governmental Units arising under section 503(b)(1)(B), (C) or (D) of the Bankruptcy Code) that do not file on the Docket requests for the allowance and payment thereof on or before the Administrative Expense Bar Date shall forever be barred from asserting such Administrative Expense Claims against the Debtors or their Estates.

B.	Administrative Expense Claims

Except to the extent that any Entity entitled to payment of an Allowed Administrative Expense Claim agrees to a different treatment, each Holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of (i) the Effective Date or (ii) seven (7) Business Days after the entry of a Final Order Allowing such Administrative Expense Claim, or as soon thereafter as is practicable. Such payments to Holders of Allowed Administrative Expense Claims shall be paid by the Plan Administrator. Objections to Administrative Expense Claims must be filed and served on the Plan Administrator and the requesting party by the Administrative Expense Claim Objection Deadline. Nothing in this Combined Disclosure Statement and Plan shall extend or be deemed to extend the deadline of March 29, 2023 previously fixed by the Bar Date Order for filing 503(b)(9) Claims.

C.	Priority Tax Claims

1. Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of a Priority Tax Claim and the Debtors or the Plan Administrator, as applicable, each Holder of an Allowed Priority Tax Claim will receive, at the sole option of the Debtors or the Plan Administrator, as applicable, in full and final satisfaction, settlement, and release, and in exchange for, its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, or such other amount agreed to by the Plan Administrator and such Holder, on the Effective Date or within seven (7) Business Days after such Allowed Priority Tax Claim becomes an Allowed Claim, whichever is later, or as soon thereafter as is practicable or (ii) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of time not to exceed five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business by the Plan Administrator as they become due.

2. Other Provisions Concerning Treatment of Priority Tax Claims

Notwithstanding anything to the contrary stated in the Disclosure Statement and Plan, any Claim on account of any penalty arising with respect to or in connection with an Allowed Priority Tax Claim that does not compensate the Holder for actual pecuniary loss shall be treated as a General Unsecured Claim, and the Holder (other than as the Holder of a General Unsecured Claim) may not assess or attempt to collect such penalty from the Debtors or their respective property.

D.	Professional Claims

1. Final Fee Applications and Payment of Professional Claims

All final requests for payment of Professional Claims may be made any time after the Confirmation Date but shall be filed no later than thirty (30) days after the Effective Date. All such final requests will be subject to approval by the Bankruptcy Court in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and prior orders of the Bankruptcy Court, including the Interim Compensation Order, and once approved by the Bankruptcy Court, shall be promptly paid from the Professional Fee Reserve up to the full Allowed amount.

2. Professional Fee Reserve

As soon as practicable after the Confirmation Date and not later than the Effective Date, the Debtors shall establish and fund the Professional Fee Reserve with Cash from the Debtors’ Assets in an amount equal to the Professional Fee Escrow Amount. The Professional Fee Reserve shall be maintained in trust for the Professionals in the Delaware attorney trust account of Cole Schotz P.C. Such funds shall not be considered property of the Debtors’ Estates, provided that the Debtors’ Estates shall have a residual interest in any excess Cash in the Professional Fee Reserve after payment of Allowed Professional Claims. The amount of Allowed Professional Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Reserve as set forth herein. Once payments on account of such Allowed Professional Claims have been made in full, any such excess Cash remaining in the Professional Fee Reserve shall be considered Assets of the Post-Effective Date Debtors’ Estates for Distribution by the Plan Administrator in accordance with the terms of the Combined Disclosure Statement and Plan. For the avoidance of doubt, (i) to the extent that the Professional Fee Reserve is not sufficient to satisfy in full all Allowed Professional Claims, the remaining balance of such Allowed Professional Claims shall be paid in full from available Cash of the Post-Effective Date Debtors by the Plan Administrator, and (ii) any reasonable fees and expenses incurred by Professionals in connection with preparing fee applications shall be paid from the Professional Fee Reserve.

3. Allocation and Estimation of Professional Claims

Professionals retained in these Chapter 11 Cases shall reasonably estimate their unpaid Professional Claims for services provided prior to and through the Effective Date and shall deliver such estimate to the Debtors by two (2) Business Days prior to the Effective Date; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate the unbilled fees and expenses of such Professional.

4. Timing for Filing Professional Claims

All requests for compensation or reimbursement of Professionals retained in these Chapter 11 Cases for services performed and expenses incurred prior to the Effective Date shall be filed and served on: (a) counsel for the Debtors, Cole Schotz P.C., 500 Delaware Avenue, Suite 1410, Wilmington, Delaware 19801 (Attn: Patrick J. Reilley (PReilley@coleschotz.com)) and Court Plaza North, 25 Main Street, Hackensack, NJ 07601 (Attn: Michael D. Sirota (MSirota@coleschotz.com) and David M. Bass (DBass@coleschotz.com)); (b) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Wilmington, Delaware 19801 (Attn: Joseph Cudia (Joseph.Cudia@usdoj.gov)); (d) counsel for the Official Committee of Unsecured Creditors, Saul Ewing LLP, 1201 N. Market Street, Suite 2300, P.O. Box 1266, Wilmington, Delaware 19899-1266 (Attn: Lucian B. Murley (luke.murley@saul.com)); and (d) such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other Order of the Bankruptcy Court, by no later than thirty (30) days after the Effective Date, unless otherwise agreed by the Debtors or the Plan Administrator, as applicable. Objections to any Professionals Claim must be filed and served on the Plan Administrator and the requesting party no later than fifty (50) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court (the “Professional Claims Objection Deadline”).

5. Post-Effective Date Fees and Expenses

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and, subject to the Plan Administrator Agreement, the Plan Administrator may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to, or action, Order, or approval of, the Bankruptcy Court.

E.	Payment of Statutory Fees

All Statutory Fees that become due and payable prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Plan Administrator, Post-Effective Date Debtors and Post-Effective Date AVCT (as applicable) shall pay any and all Statutory Fees when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Plan Administrator shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Notwithstanding the limited substantive consolidation of the Debtors called for in the Combined Disclosure Statement and Plan, each and every one of the Debtors, Post-Effective Date Debtors and Post-Effective Date AVCT and Plan Administrator shall be and shall remain obligated to pay Statutory Fees to the Office of the U.S. Trustee until the earliest of that particular Debtor's case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Expense Claim in the case and shall not be treated as providing any release under the Combined Disclosure Statement and Plan.

F.	KEIP/KERP Awards

All KEIP/KERP Awards that have not been paid prior to the Effective Date shall be paid from the Debtors’ Assets on the Effective Date or as soon as reasonably practicable thereafter in accordance with the order approving the KERP/KEIP Motion.

VI.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; ESTIMATED RECOVERIES

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Equity Interests are classified for the purposes of voting and Distribution pursuant to this Combined Disclosure Statement and Plan, as set forth herein. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such other Class. Except as otherwise specifically provided for herein, the Confirmation Order or any other Order of the Bankruptcy Court, or required by applicable bankruptcy law, in no event shall the aggregate value of all property received or retained under the Combined Disclosure Statement and Plan on account of an Allowed Claim exceed 100% of the underlying Allowed Claim.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for the purposes of Confirmation by acceptance of the Combined Disclosure Statement and Plan by an Impaired Class of Claims. The Debtors may seek Confirmation of this Combined Disclosure Statement and Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests.

Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Equity Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Combined Disclosure Statement and Plan for purposes of voting to accept or reject this Combined Disclosure Statement and Plan, and disregarded for purposes of determining whether this Combined Disclosure Statement and Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

VII.	TREATMENT OF CLAIMS AND EQUITY INTERESTS

A.	Treatment of Claims

1.	CLASS 1 – SECURED CLAIMS

a.	Classification

Class 1 consists of all Secured Claims against each Debtor.

b.	Impairment and Voting

Class 1 is unimpaired by the Combined Disclosure Statement and Plan. The Holders of Class 1 Claims are conclusively presumed to have accepted the Combined Disclosure Statement and Plan and, therefore, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

c.	Treatment

(i) Except to the extent that a Holder of an Allowed Secured Claim and the applicable Debtor prior to the Effective Date, or after the Effective Date, such Holder and the Plan Administrator agree to a less favorable treatment, in full and final satisfaction, compromise, settlement, and release, and in exchange for such Allowed Secured Claim, each such Holder shall receive at the applicable Debtor’s, or the Plan Administrator’s, discretion: payment in full in Cash of the unpaid portion of such Holder’s Allowed Secured Claim on the Effective Date or as soon thereafter as reasonably practicable (or if payment is not then due, payment shall be made in accordance with its terms in the ordinary course);

(ii) the applicable Debtor’s interest in the collateral securing such Holder’s Allowed Secured Claim; or

(iii) such other treatment rendering such Holder’s Allowed Secured Claim Unimpaired in accordance with section 1124(1) or (2) of the Bankruptcy Code.

2. CLASS 2 – PRIORITY NON-TAX CLAIMS

a.	Classification

Class 2 consists of Priority Non-Tax Claims.

b.	Impairment and Voting

Class 2 is unimpaired by the Combined Disclosure Statement and Plan. Holders of Allowed Priority Non-Tax Claims are conclusively presumed to have accepted the Combined Disclosure Statement and Plan and, therefore, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

c.	Treatment

Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable or different treatment, on, or as soon as reasonably practicable after, the later of the Effective Date or the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, each Holder of an Allowed Priority Non-Tax Claim shall receive Cash in an amount equal to such Allowed Priority Non-Tax Claim.

3. CLASS 3 – GENERAL UNSECURED CLAIMS

a.	Classification

Class 3 consists of General Unsecured Claims.

b.	Impairment and Voting

Class 3 is impaired by the Combined Disclosure Statement and Plan. Holders of General Unsecured Claims are entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

c.	Treatment

Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable or different treatment, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, compromise, settlement, and release, and in exchange for such Allowed General Secured Claim, its Pro Rata Share of the Net Distributable Proceeds (which shall be paid pari passu with the AVCT Canada Employee Obligations). The Plan Administrator shall make the Initial GUC Distribution Amount on the Initial GUC Distribution Date. The remaining Distribution(s) shall be made shall be made as soon as reasonably practicable after the Initial GUC Distribution Date.

4. CLASS 4 – INTERCOMPANY CLAIMS

a.	Classification

Class 4 consists of Intercompany Claims.

b.	Impairment and Voting

Class 4 is impaired by the Combined Disclosure Statement and Plan. Holders of Allowed Intercompany Claims are deemed not to have accepted this Combined Disclosure Statement and Plan and, therefore, are not entitled to vote to accept or reject this Combined Disclosure Statement and Plan.

c.	Treatment

On the Effective Date, all Intercompany Claims will be eliminated.

5. CLASS 5 – AVCT EQUITY INTERESTS

a.	Classification

Class 5 consists of the AVCT Equity Interests.

b.	Impairment and Voting

Class 5 is Impaired by the Combined Disclosure Statement and Plan. Holders of Class 5 AVCT Equity Interests are deemed not to have accepted the Combined Disclosure Statement and Plan and, therefore, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

c.	Treatment

Unless otherwise set forth herein, on the Effective Date, Holders of AVCT Equity Interests in the Debtors will receive no Distribution under the Combined Disclosure Statement and Plan, and all AVCT Equity Interests will be cancelled; provided, however, that, upon the Effective Date, the Plan Administrator shall be deemed to hold one common share of stock in Post-Effective Date Debtor AVCT solely for the benefit of Holders of Allowed Claims; provided, further, that the Plan Administrator shall not be entitled to receive any Distribution on account of such AVCT Equity Interest.

6. CLASS 6 – INTERCOMPANY EQUITY INTERESTS

a.	Classification

Class 6 consists of the Intercompany Equity Interests.

b.	Impairment and Voting

Class 6 is Unimpaired by the Combined Disclosure Statement and Plan. Holders of Class 6 Intercompany Equity Interests are deemed to have accepted the Combined Disclosure Statement and Plan and, therefore, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

c.	Treatment

On the Effective Date, all Intercompany Equity Interests shall be Reinstated so as to maintain the organizational structure of the Debtors as such structure exists on the Effective Date, unless the Plan Administrator requires otherwise.

B.	Modification of Treatment of Claims and Equity Interests

The Debtors and the Plan Administrator, as applicable, reserve the right to modify the treatment of any Allowed Claim or Equity Interests in any manner adverse only to the Holder of such Claim or Interest at any time after the Effective Date upon the consent of the Holder of the Claim whose Allowed Claim or Interest, as the case may be, is being adversely affected.

C.	Reservation of Rights Regarding Claims

Except as otherwise provided in this Combined Disclosure Statement and Plan or in other Orders of the Bankruptcy Court, nothing shall affect the rights or defenses of the Debtors or the Plan Administrator, as applicable, whether legal or equitable, with respect to any Claim, including all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

D.	Cramdown and No Unfair Discrimination

In the event that any impaired Class of Claims or Equity Interests rejects the Combined Disclosure Statement and Plan or is deemed not to have accepted the Combined Disclosure Statement and Plan, the Debtors hereby request, without any delay in the occurrence of the Confirmation Hearing or Effective Date, that the Bankruptcy Court confirm the Combined Disclosure Statement and Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting Class, in which case the Combined Disclosure Statement and Plan shall constitute a motion for such relief.

Confirming the Combined Disclosure Statement and Plan under such a circumstance is what is known as a “cramdown”. Among other things, a “cramdown” is appropriate where the Bankruptcy Court finds that it does not unfairly discriminate against the objecting classes and is fair and equitable with respect to those objecting classes. A plan unfairly discriminates against a class if another class of equal rank in priority will receive greater value under the plan than the nonaccepting class without reasonable justification. A plan is fair and equitable if no claim or interest junior to the objecting class shall receive or retain any claim or interest under the plan.

VIII.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, all Executory Contracts (including any unexpired leases) that are (i) not assumed or rejected before the Effective Date; (ii) identified in the Plan Supplement, or (iii) not subject to a pending motion to assume or reject as of the Effective Date will be deemed rejected. The Confirmation Order shall constitute an order approving such rejection as of the Effective Date.

B.	Deadline for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Combined Disclosure Statement and Plan

If the rejection by the Debtors of an Executory Contract (including any unexpired lease) pursuant to the Combined Disclosure Statement and Plan gives rise to a Claim, a proof of claim must be filed with the Claims and Noticing Agent by no later than thirty (30) days after service of the notice of the Effective Date. Any proofs of Claim not filed and served within such time period will be forever barred from assertion against the Debtors and their Estates. Unless otherwise Ordered by the Bankruptcy Court, all Claims arising from the rejection of Executory Contracts and unexpired leases shall be treated as Class 3 (General Unsecured Claims) under the Combined Disclosure Statement and Plan. For the avoidance of doubt, any Claims arising from the rejection of an Executory Contract (including any unexpired lease) pursuant to a separate motion are subject to the General Bar Date or Rejection Damages Bar Date, as applicable.

IX.	IMPLEMENTATION AND EFFECT OF CONFIRMATION OF COMBINED DISCLOSURE STATEMENT AND PLAN

A.	Means for Implementation of the Combined Disclosure Statement and Plan

In addition to the provisions set forth elsewhere in the Combined Disclosure Statement and Plan, the following shall constitute the means for implementation of the Combined Disclosure Statement and Plan:

1. Limited Substantive Consolidation.

The Combined Disclosure Statement and Plan provides for the limited substantive consolidation of the Debtors’ Estates, but solely for the purposes of this Combined Disclosure Statement and Plan, including voting on this Combined Disclosure Statement and Plan by the Holders of Claims and making any Distributions to Holders of Allowed Claims. Specifically, on the Effective Date, (i) all assets and liabilities of the Debtors will, solely for voting and Distribution purposes, be treated as if they were merged, (ii) each Claim against the Debtors will be deemed a single Claim against and a single obligation of the Debtors, (iii) any Claims Filed or to be filed in the Chapter 11 Cases will be deemed single Claims against all of the Debtors, (iv) all guarantees of any Debtor of the payment, performance, or collection of obligations of any other Debtor shall be eliminated and canceled, (v) all transfers, disbursements and Distributions on account of Claims made by or on behalf of any of the Debtors’ Estates hereunder will be deemed to be made by or on behalf of all of the Debtors’ Estates, and (vi) any obligation of the Debtors as to Claims will be deemed to be one obligation of all of the Debtors. Holders of Allowed Claims entitled to Distributions under this Combined Disclosure Statement and Plan shall be entitled to their share of assets available for Distribution to such Claim without regard to which Debtor was originally liable for such Claim. Except as set forth herein, such limited substantive consolidation shall not (other than for purposes related to this Combined Disclosure Statement and Plan) affect the legal and corporate structures of the Debtors.

The entry of the Confirmation Order shall constitute approval by the Bankruptcy Court of the limited substantive consolidation of the Debtors and their respective Estates solely for the purposes of this Combined Disclosure Statement and Plan, including voting on this Combined Disclosure Statement and Plan by the Holders of Claims and making any Distributions to Holders of Allowed Claims.

2. Funding of Liabilities and Distributions. Allowed Claims and any amounts necessary to wind down the Debtors’ Estates shall be paid from the Debtors’ Assets, subject to the limitations and qualifications described herein.

3. Preservation of Causes of Action. Any and all Causes of Action that are not expressly released or waived under this Combined Plan and Disclosure Statement are reserved and preserved and vest in the Post-Effective Date Debtors on the Effective Date. No Person may rely on the absence of a specific reference in this Combined Plan and Disclosure Statement or the Plan Supplement to any Cause of Action against it as any indication that the Post-Effective Date Debtors (through the Plan Administrator) will not pursue any and all available Causes of Action against such Person. The Debtors and the Plan Administrator expressly reserve all Causes of Action, except for Avoidance Actions, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of confirmation or consummation of this Combined Plan and Disclosure Statement.

4. Corporate Action; Effectuating Documents; Further Transactions. On the Effective Date, all matters and actions provided for under the Combined Disclosure Statement and Plan that would otherwise require approval of the directors and officers, or members or managers of the Debtors shall be deemed to have been authorized and effective in all respects as provided herein and shall be taken without any requirement for further action by the directors and officers, members and managers of the Debtors. The Debtors or the Plan Administrator, as applicable, are authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Combined Disclosure Statement and Plan.

5. Direction to Parties. From and after the Effective Date, the Plan Administrator may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution of delivery of any instruments required to effect a transfer of property contemplated by or necessary to effectuate this Combined Disclosure Statement and Plan, and to perform any other act that is necessary for the consummation of this Combined Disclosure Statement and Plan, pursuant to section 1142(b) of the Bankruptcy Code.

6. Title to Accounts. Title to all of the Debtors’ bank and other accounts shall vest in the Post-Effective Date Debtors, effective as of the Effective Date, without any further order of the Bankruptcy Court or further action on the part of any Person or Entity. On and after the Effective Date, all such accounts shall be deemed to be accounts in the name of the Post-Effective Date Debtors without any further action by any Person or Entity or any further order of the Bankruptcy Court.

7. Corporate Documents and Corporate Authority. On the Effective Date, the certificates of incorporation, bylaws, operating agreement, and articles of organization, as applicable, of the Debtors shall be deemed amended to the extent necessary to carry out the provisions of the Combined Disclosure Statement and Plan. The entry of the Confirmation Order shall constitute authorization for the Debtors or the Plan Administrator, as applicable, to take or cause to be taken all actions necessary or appropriate to implement all provisions of, and to consummate, the Combined Disclosure Statement and Plan prior to, on, and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act, or action under any applicable law, order, rule, or regulation. Effective as of the Effective Date, all directors, managers, members, and officers of the Debtors shall be discharged, and all such appointments rescinded for all purposes, without any necessity of taking any further action in connection therewith. The Plan Administrator shall act for the Post-Effective Date Debtors in the same fiduciary capacity as applicable to a board of directors and officers, subject to the provisions hereof (and all certificates of incorporation, bylaws, shareholder agreements, and related documents are deemed amended by the Plan to permit and authorize same). On the Effective Date, the authority, power, and incumbency of the persons acting as managers and officers of the Debtors shall be deemed to have resigned, solely in their capacities as such, and the Plan Administrator shall succeed to the powers of the Debtors’ directors and officers. From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Post-Effective Date Debtors. For the avoidance of doubt, the foregoing shall not limit the authority of the Post-Effective Date Debtors or Plan Administrator, as applicable, to continue the employment of any former director, officer, employee, or other agent or representative.

8. Exemption from Certain Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, privilege tax, or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate federal, state or local government officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1)  the creation of any mortgage, deed of trust, lien or other security interest; (2) the assuming and assigning any contract, lease or sublease; (3) any transaction authorized by this Combined Disclosure Statement and Plan; (4) any sale of an Asset by the Plan Administrator in furtherance of the Combined Disclosure Statement and Plan, including but not limited to any sale of personal or real property and (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with this Combined Disclosure Statement and Plan.

9. No Discharge. Notwithstanding any other provision of the Plan or Confirmation Order, pursuant to section 1141(d)(3) of the Bankruptcy Code, the Debtors will not receive a discharge.

X.	PROVISIONS REGARDING THE PLAN ADMINISTRATOR

A.	Appointment of the Plan Administrator

On the Effective Date, the Plan Administrator, who shall be selected by the Debtors, upon consultation with the Committee, shall be appointed and thereafter serve in accordance with this Combined Disclosure Statement and Plan. The Plan Administrator shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. As part of the Plan Supplement, the Debtors will identify the Plan Administrator and the terms of the Plan Administrator’s compensation.

B.	Rights and Powers of the Plan Administrator

The Plan Administrator shall, in addition to any powers and authority specifically set forth in other provisions of the Combined Disclosure Statement and Plan or the Plan Administrator Agreement, be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Combined Disclosure Statement and Plan, (ii) establish, as necessary, disbursement accounts for the deposit and distribution of all amounts distributed under the Combined Disclosure Statement and Plan, (iii) make Distributions in accordance with the Combined Disclosure Statement and Plan, (iv) object to Claims, as appropriate, (v) employ and compensate individuals or professionals to represent it with respect to its responsibilities, (vi) assert any of the Debtors’ claims, Causes of Action, rights of setoff, or other legal or equitable defenses, and (vii) exercise such other powers as may be vested in the Plan Administrator by order of the Bankruptcy Court, pursuant to the Combined Disclosure Statement and Plan, or as deemed by the Plan Administrator to be necessary and proper to implement the provisions hereof.

The Plan Administrator may take any and all actions which it deems reasonably necessary or appropriate to defend against any Claim, including, without limitation, the right to: (a) exercise any and all judgment and discretion with respect to the manner in which to defend against or settle any Claim, including, without limitation, the retention of professionals, experts and consultants; and (b) enter into a settlement agreement or agreements without Bankruptcy Court approval. Upon the later of the Effective Date and the appointment of the Plan Administrator, the Debtors will have no other officers, directors or managers.

C.	Wind-Down of Debtors and AVCT Non-Debtor Subsidiaries

1. Creation of the Plan Administrator Wind-Down and Expense Reserve

On or before the Effective Date, the Debtors shall establish the Plan Administrator Wind-Down and Expense Reserve, which account shall be administered by the Plan Administrator in his or her sole discretion. The amount used to fund the Plan Administrator Wind-Down and Expense Reserve shall be used to pay for the expenses of winding down the Estates and the AVCT Non-Debtor Subsidiaries in accordance with the laws of the country under which each is organized and governed. The Plan Administrator, subject to the terms and conditions of this Combined Disclosure Statement and Plan, shall wind-down the Estates and the AVCT Non-Debtor Subsidiaries as expeditiously as reasonably practicable. After all Estates and AVCT Non-Debtor Subsidiaries are wound-down and all expenses of the Plan Administrator have been paid, any remaining Cash in the Plan Administrator Wind-Down and Expense Reserve shall be treated as Net Distributable Proceeds for Distributions pursuant to this Combined Disclosure Statement and Plan.

2. Payment of AVCT Non-Debtor Subsidiary Obligations

Notwithstanding any other provision contained herein including, but not limited to, the treatment of Intercompany Claims, the Plan Administrator is authorized to effectuate the wind-down of the AVCT Non-Debtor Subsidiaries in accordance with the laws of the country under which such subsidiary is organized and governed, and to make any payments required under such laws, including, but not limited to, payment of such amounts on account of AVCT Canada Employee Obligations, which shall be allowed in an estimated amount not to exceed $1,600,000. Any payments on behalf of AVCT Canada Employee Obligations shall be made pari passu with Distributions made to General Unsecured Claims.

D.	Post-Effective Date Expenses of the Plan Administrator

The Plan Administrator shall receive reasonable compensation for services rendered pursuant to the Combined Disclosure Statement and Plan without further Bankruptcy Court order. In addition, the amount of reasonable fees, costs, and expenses of the Plan Administrator on or after the Effective Date (including, without limitation, reasonable attorney and professional fees and expenses) may be paid without further Bankruptcy Court order. The Plan Administrator shall be paid from any reserves set aside for such fees, costs, and expenses of the Plan Administrator, including the Plan Administrator Wind-Down and Expense Reserve, as further set forth in the Plan Administrator Agreement. Any amounts remaining in the reserves shall be distributed in accordance with the provisions of the Combined Disclosure Statement and Plan.

E.	Plan Administrator Agreement

A form of the Plan Administrator Agreement shall be filed as part of the Plan Supplement.

XI.	PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE COMBINED DISCLOSURE STATEMENT AND PLAN

A.	Method of Payment

Unless otherwise expressly agreed, in writing, all Cash payments to be made pursuant to the Combined Disclosure Statement and Plan shall be made by check drawn on a domestic bank or by an electronic wire transfer.

B.	Objections to and Resolution of Claims

The Plan Administrator shall have the right to file objections and/or motions to estimate any and all Claims after the Effective Date. The Plan Administrator shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. The Plan Administrator shall further have the authority to resolve and settle any and all Claims without approval of the Bankruptcy Court.

The Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to such Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under this Combined Disclosure Statement and Plan (including for purposes of Distributions), and the Plan Administrator may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim.

C.	Claims Objection Deadline

Except as otherwise set forth in Articles V.B and V.D above with respect to Administrative Expense Claims and Professionals Claims, the Plan Administrator, and any other party in interest to the extent permitted pursuant to section 502(a) of the Bankruptcy Code, shall file and serve any objection to any Claims no later than the Claims Objection Deadline; provided, however, the Claims Objection Deadline may be extended by the Bankruptcy Court from time to time upon motion and notice by the Plan Administrator.

Except as provided herein or otherwise agreed, any and all Holders of proofs of claim Filed after the applicable Bar Date shall not be treated as creditors for purposes of Distribution pursuant to Bankruptcy Rule 3003(c)(2) and the Bar Date Order unless on or before the Confirmation Date such late Claim has been deemed timely Filed by a Final Order. After the Confirmation Date, a proof of claim Filed or amended without the authorization of the Bankruptcy Court shall be automatically Disallowed.

D.	No Distribution Pending Allowance

Notwithstanding any other provision of the Combined Disclosure Statement and Plan, no payment or Distribution of Cash or other property shall be made with respect to any portion of a Disputed Claim unless and until all objections to such Claim are resolved by Final Order or as otherwise permitted by this Combined Disclosure Statement and Plan.

E.	Claims Reserve

On any date that Distributions are to be made under the terms of the Combined Disclosure Statement and Plan, the Plan Administrator shall reserve, in its discretion, (i) Cash or property equal to 100% of the Cash or property that would be distributed on such date on account of Disputed Claims as if each such Disputed Claim were an Allowed Claim but for the pendency of a dispute with respect thereto, or (ii) such other amount that the Plan Administrator estimates on account of the Disputed Claim. Such Distribution shall be held in trust for the benefit of the Holders of all such Disputed Claims pending determination of their entitlement thereto.

F.	Distributions to Holders of Allowed Claims

Unless otherwise provided herein, on each Distribution Date, each Holder of an Allowed Claim shall receive such Distributions that this Combined Disclosure Statement and Plan provide for Allowed Claims in accordance with Article XI. In the event that any payment or act under this Combined Disclosure Statement and Plan is required to be made or performed on a date that it not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. The Plan Administrator shall have no obligation to recognize any transfer of Claims occurring on or after the Confirmation Date.

G.	Delivery of Distributions

Except as provided herein, Distributions to Holders of Allowed Claims shall be made: (1) at the addresses set forth on the respective proofs of Claim Filed by such Holders; (2) at the addresses set forth in any written notices of address changes delivered to the Plan Administrator after the date of any related Proof of Claim; or (3) at the address reflected in the Schedules if no Proof of Claim is filed and the Plan Administrator has not received a written notice of a change of address.

If the Distribution to the Holder of any Allowed Claim is returned to the Plan Administrator as undeliverable, no further distribution shall be made to such Holder unless and until the Plan Administrator is notified in writing of such Holder’s then current address. Undeliverable Distributions shall remain in the possession of the Plan Administrator until the earlier of (i) such time as a Distribution becomes deliverable or (ii) such undeliverable Distribution becomes an Unclaimed Distribution.

The Plan Administrator shall make reasonable efforts to update or correct contact information for recipients of undeliverable Distributions; provided, however, nothing contained in the Combined Disclosure Statement and Plan shall require the Plan Administrator to locate any Holder of an Allowed Claim.

H.	Unclaimed Distributions

Any Cash or other property to be distributed under the Combined Disclosure Statement and Plan shall revert to the Plan Administrator or the Debtors, as applicable, if it is not claimed by the Entity on or before the Unclaimed Distribution Deadline. If such Cash or other property is not claimed on or before the Unclaimed Distribution Deadline, the Distribution made to such Entity shall be deemed to be reduced to zero and such Distributions shall be immediately deemed unclaimed property under section 347(b) of the Bankruptcy Code. After such date, all unclaimed property or interests in property shall revert to the estate automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be forever barred. For the avoidance of doubt, in the event of multiple Distributions, an Entity may be entitled to subsequent Distributions if it claims the distributed Cash or other property by the subsequent Unclaimed Distribution Deadline, even if fails to claim certain Cash or other property distributed to it on or before the prior Unclaimed Distribution Deadline.

I.	De Minimis Distributions

If the amount of Cash to be distributed to the Holder of an Allowed Claim or Equity Interest in an impaired Class is less than $50.00, the Plan Administrator may hold such Cash until the aggregate amount of Cash to be distributed to the Holder is in an amount equal to or greater than $50.00. Notwithstanding the preceding sentence, if the aggregate amount of Cash to be distributed to the Holder never equals or exceeds $50.00, then the Plan Administrator shall not distribute Cash to such Holder. Any such Holder of an Allowed Claim or Equity Interest on account of which the amount of Cash to be distributed is less than $50.00 in the aggregate will be forever barred from asserting a claim for such distribution against the Plan Administrator or its property. Any Cash not distributed pursuant to this Article X of the Combined Disclosure Statement and Plan will be the property of the Estates.

J.	Setoff

The Debtors or the Plan Administrator, as the case may be, retain the right, subject to any applicable notice provisions under applicable law, to reduce any Claim by way of setoff in accordance with their books and records.

K.	Postpetition Interest

No prepetition Claim shall be Allowed to the extent it is for postpetition interest or other similar charges, except to the extent permitted for Holders of Secured Claims under section 506(b) of the Bankruptcy Code or as required by sections 726(a)(5) and 1129(a)(7) of the Bankruptcy Code for Holders of an Allowed Class 3 General Unsecured Claim in the event that the Net Distributable Proceeds are sufficient to not impair Class 3 General Unsecured Claims within the meaning of section 1124 of the Bankruptcy Code, in which case the applicable legal rate of postpetition interest shall be the Federal Post-Judgment Rate.

L.	Allocation of Distributions Between Principal and Interest

For Distributions in respect of Allowed General Unsecured Claims, to the extent that any such Allowed Claim entitled to a Distribution under the Combined Disclosure Statement and Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

M.	No Creditor to Receive More than Payment in Full

Notwithstanding any other provision hereof, no creditor shall receive more than full payment of its applicable Allowed Claim including any interest, costs or fees that may be payable with respect thereto under or pursuant to the Combined Disclosure Statement and Plan.

N.	Compliance with Tax Requirements

In connection with the Combined Disclosure Statement and Plan and all Distributions hereunder, to the extent applicable, the Plan Administrator is authorized to take any and all actions that may be necessary or appropriate to comply with all tax withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Distributions pursuant to the Combined Disclosure Statement and Plan shall be subject to any such withholding and reporting requirements, as more fully set forth in Article XVI.F. herein.

O.	Remaining Available Cash

If in connection with closing the Chapter 11 Cases, the Cash remaining is less than $25,000, the Plan Administrator in its sole discretion may donate such amount to a 501(c)(3) charity of its choice.

P.	Claims Payable by Third Parties

No Distributions under the Combined Disclosure Statement and Plan shall be made on account of an Allowed Claim that is payable pursuant to the Debtors’ Insurance Policies until the holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

XII.	CONFIRMATION AND VOTING PROCEDURES

A.	Confirmation Procedure

1. Confirmation Hearing

On April 6, 2023, the Bankruptcy Court entered an Order [Docket No. 247] (the “Conditional Approval and Procedures Order”) conditionally approving the Combined Disclosure Statement for solicitation purposes only and authorizing the Debtors to solicit acceptances of the Combined Disclosure Statement and Plan. The Confirmation Hearing has been scheduled for May 24, 2023 at 10:00 a.m. (ET) at the Bankruptcy Court, 824 North Market Street, 5th Floor, Courtroom 5, Wilmington, Delaware 19801 to consider (i) final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (ii) confirmation of the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code. The Confirmation Hearing may be adjourned from time to time by the Debtors without further notice, except for an announcement of the adjourned date made at a hearing or by Filing a notice with the Bankruptcy Court.

2. Confirmation Objections

Any objection to final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and/or confirmation of the Combined Disclosure Statement and Plan must be made in writing and filed with the Bankruptcy Court and served on : (a) counsel for the Debtors, Cole Schotz P.C., 500 Delaware Avenue, Suite 1410, Wilmington, Delaware 19801 (Attn: Patrick J. Reilley (PReilley@coleschotz.com)) and Court Plaza North, 25 Main Street, Hackensack, NJ 07601 (Attn: Michael D. Sirota (MSirota@coleschotz.com) and David M. Bass (DBass@coleschotz.com)); (b) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Wilmington, Delaware 19801 (Attn: Joseph Cudia (Joseph.Cudia@usdoj.gov)); (d) counsel for the Official Committee of Unsecured Creditors, Saul Ewing LLP, 1201 N. Market Street, Suite 2300, P.O. Box 1266, Wilmington, Delaware 19899-1266 (Attn: Lucian B. Murley (luke.murley@saul.com )); and (e) such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other Order of the Bankruptcy Court, in each case, by no later than May 17, 2023 at 4:00 p.m. (ET). Unless an objection is timely filed and served, it may not be considered by the Bankruptcy Court at the Confirmation Hearing.

B.	Voting Procedures

1. Eligibility to Vote on the Combined Disclosure Statement and Plan

Unless otherwise ordered by the Bankruptcy Court, only Holders of Allowed General Unsecured Claims in Class 3 may vote on the Combined Disclosure Statement and Plan. Further, subject to the tabulation procedures that were approved by the Conditional Approval and Procedures Order, in order to vote on the Combined Disclosure Statement and Plan, you must hold an Allowed Claim in Class 3, or be the Holder of a Claim in such Class that has been temporarily Allowed for voting purposes only under Bankruptcy Rule 3018(a).

2. Solicitation Notice

All Holders of Allowed General Unsecured Claims in Class 3 will receive (i)  notice of the Confirmation Hearing on the Combined Disclosure Statement and Plan (the “Confirmation Notice”) and (ii) a form of ballot. All other Creditors and parties in interest not entitled to vote on the Combined Disclosure Statement and Plan will only receive a copy of the Confirmation Notice.

3. Voting Deadlines

In order for your ballot to count, you must either (1) complete an electronic ballot at https://cases.ra.kroll.com/AVCT/ or (2) complete, date, sign and properly mail, courier or personally deliver a paper ballot (please note that envelopes are not included with the ballot) to the Claims and Noticing Agent at the following address:

American Virtual Cloud Technologies, Inc.

Ballot Processing Center

c/o Kroll Restructuring Administration LLC

850 Third Avenue, Suite 412

Brooklyn, NY 11232

BALLOTS SENT BY FACSIMILE TRANSMISSION OR E-MAIL ARE NOT ALLOWED AND WILL NOT BE COUNTED.

Ballots must be submitted electronically, or the Claims and Noticing Agent must physically receive original ballots by mail or overnight delivery, on or before May 15, 2023 at 4:00 p.m. (prevailing Eastern Time). Subject to the tabulation procedures approved by the Conditional Approval and Procedures Order, you may not change your vote once a ballot is submitted electronically or the Claims and Noticing Agent receives your original paper ballot.

Subject to the tabulation procedures approved by the Conditional Approval and Procedures Order, any ballot that is timely and properly submitted electronically or received physically will be counted and will be deemed to be cast as an acceptance, rejection or abstention, as the case may be, of the Combined Disclosure Statement and Plan.

4. Acceptance of the Combined Disclosure Statement and Plan

As a Creditor, your acceptance of the Combined Disclosure Statement and Plan is important. In order for the Combined Disclosure Statement and Plan to be accepted by an impaired Class of Claims, a majority in number (i.e., more than half) and at least two-thirds in dollar amount of the Claims voting (of each impaired Class of Claims) must vote to accept the Combined Disclosure Statement and Plan. The Debtors urge that you vote to accept the Combined Disclosure Statement and Plan. YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY SUBMIT YOUR BALLOT. PLEASE BE SURE TO COMPLETE THE BALLOT PROPERLY AND LEGIBLY IDENTIFY THE EXACT AMOUNT OF YOUR CLAIM AND THE NAME OF THE CREDITOR.

5. Elimination of Vacant Classes

Any Class of Claims or Equity Interests that does not contain, as of the date of commencement of the Confirmation Hearing, a Holder of an Allowed Claim or Equity Interest, or a Holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Combined Disclosure Statement and Plan for all purposes, including for purposes of determining acceptance of the Combined Disclosure Statement and Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

C.	Statutory Requirements for Confirmation

The Bankruptcy Court will confirm the Combined Disclosure Statement and Plan only if it meets all the applicable requirements of section 1129 of the Bankruptcy Code. Among other requirements, the Combined Disclosure Statement and Plan (i) must be accepted by all Impaired Classes of Claims or, if rejected by an impaired Class of Claims, the Combined Disclosure Statement and Plan must not “discriminate unfairly” against and be “fair and equitable” with respect to such Class; and (ii) must be feasible. The Bankruptcy Court must also find that:

a.	the Combined Disclosure Statement and Plan has classified Claims and Equity Interests in a permissible manner;

b.	the Combined Disclosure Statement and Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; and

c.	the Combined Disclosure Statement and Plan has been proposed in good faith.

1. Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code requires the Combined Disclosure Statement and Plan to place a Claim or Equity Interest in a particular Class only if such Claim or Equity Interest is substantially similar to the other Claims or Equity Interests in such class. The Combined Disclosure Statement and Plan creates separate Classes to deal respectively with secured Claims, unsecured Claims and Equity Interests. The Debtors believe that the Combined Disclosure Statement and Plan’s classifications place substantially similar Claims or Equity Interests in the same Class and thus, meet the requirements of section 1122 of the Bankruptcy Code.

2. Impaired Claims or Equity Interests

Pursuant to section 1126 of the Bankruptcy Code, only the Holders of Claims in Classes impaired by the Combined Disclosure Statement and Plan and receiving a payment or Distribution under the Combined Disclosure Statement and Plan may vote on the Combined Disclosure Statement and Plan. Pursuant to section 1124 of the Bankruptcy Code, a Class of Claims may be Impaired if the Combined Disclosure Statement and Plan alters the legal, equitable or contractual rights of the Holders of such Claims or Equity Interests treated in such Class. The Holders of Claims in Classes not impaired by the Combined Disclosure Statement and Plan are deemed to accept the Combined Disclosure Statement and Plan and do not have the right to vote on the Combined Disclosure Statement and Plan. The Holders of Claims or Equity Interests in any Class which will not receive any payment or Distribution or retain any property pursuant to the Combined Disclosure Statement and Plan are deemed to reject the Combined Disclosure Statement and Plan and do not have the right to vote. Finally, the Holders of Claims or Equity Interests whose Claims or Equity Interests are not classified under the Combined Disclosure Statement and Plan are not entitled to vote on the Combined Disclosure Statement and Plan.

3. Best Interest of Creditors Test

Section 1129(a)(7) of the Bankruptcy Code requires that each Holder of an Impaired Claim or Equity Interest either (a) accept the Combined Disclosure Statement and Plan or (b) receive or retain under the Combined Disclosure Statement and Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

To calculate the probable distribution to Holders of each Impaired Class of Claims and Equity Interests if the Debtors were liquidated under Chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the Debtors’ Assets if these Chapter 11 Cases were converted to Chapter 7 cases under the Bankruptcy Code. Because the Plan is a liquidating plan, the “liquidation value” in the hypothetical Chapter 7 liquidation analysis for purposes of the “best interests” test is substantially similar to the estimates of the results of the Chapter 11 liquidation contemplated by the Plan. The Debtors believe, however, that in a Chapter 7 liquidation, there would be additional costs and expenses that would be incurred as a result of the ineffectiveness associated with replacing existing management and professionals in a Chapter 7 case.

To make these findings, the Bankruptcy Court must (a) estimate the cash liquidation proceeds that a Chapter 7 trustee would generate if each of the Debtors' Chapter 11 Cases were converted to a Chapter 7 case and the Assets of such Debtors' Estates were liquidated; (b) determine the liquidation distribution that each non-accepting Holder of a Claim or Equity Interest would receive from such liquidation proceeds under the priority scheme dictated in Chapter 7; and (c) compare such Holder's liquidation distribution to the distribution under the Plan that such Holder would receive if the Plan were confirmed and consummated.

Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a Chapter 7 trustee, as well as compensation of counsel and another professionals retained by the Chapter 7 trustee, all unpaid expenses incurred by the Debtors in their Chapter 11 Cases (such as compensation of attorneys, financial advisors and accountants that are allowed in the Chapter 7 cases), litigation costs, and claims arising from the operations of the Debtors during the pendency of the Chapter 11 Cases. The “learning curve” that the Chapter 7 trustee and new professionals would be faced with comes with potentially additional costs to the Estates and with a delay compared to the time of Distributions under the Combined Disclosure Statement and Plan.

The Debtors believe that anticipated recoveries to each Class of Impaired Claims under the Plan implies a greater or equal recovery to Holders of Claims in Impaired Classes than the recovery available in a chapter 7 liquidation. Accordingly, the Debtors believe that the “best interests” test of section 1129 of the Bankruptcy Code is satisfied.

4. Liquidation Analysis

The Debtors have liquidated substantially all of their Assets through the Sale to Skyvera as provided in the Asset Purchase Agreement and approved by the Sale Order. The Debtors believe that liquidation under Chapter 11 is more beneficial to the Holders of Claims than a liquidation under Chapter 7 because the Combined Disclosure Statement and Plan allows the Debtors’ Net Distributable Proceeds to be promptly administered by the Plan Administrator to Impaired Creditors.

As set forth in the Liquidation Analysis, if these Chapter 11 Cases were to be converted to Chapter 7 cases, the proceeds from the Sale would remain unchanged, but the Debtors would incur the additional costs of a Chapter 7 trustee, as well as the costs of counsel and other professionals retained by the Chapter 7 trustee. These costs would reduce potential distributions to Allowed Impaired Claims on a dollar for dollar basis. Conversion also would likely delay the liquidation process and the ultimate distribution, if any, to unsecured creditors. Accordingly, the Debtors believe that Holders of Allowed Claims would receive less than anticipated under the Combined Disclosure Statement and Plan if the Chapter 11 Cases were converted to Chapter 7 cases.

5. Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors (unless such liquidation or reorganization is proposed in the Combined Disclosure Statement and Plan). Because the Combined Disclosure Statement and Plan proposes a liquidation of all of the Debtors’ assets, for purposes of this test, the Debtors have analyzed the ability of the Plan Administrator to meet its obligations under the Combined Disclosure Statement and Plan. Based on the Debtors’ analysis, the Plan Administrator will have sufficient assets to accomplish its tasks under the Combined Disclosure Statement and Plan. Therefore, the Debtors believe that the liquidation pursuant to the Combined Disclosure Statement and Plan will meet the feasibility requirements of the Bankruptcy Code.

XIII.	CONDITIONS TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

The Combined Disclosure Statement and Plan shall not become effective unless and until the following conditions shall have been satisfied or waived:

1. The Confirmation Order shall have become a Final Order and shall be in a form acceptable to the Debtors.

2. All actions and all agreements, instruments, or other documents necessary to implement the terms and provisions of the Combined Disclosure Statement and Plan are effected or executed and delivered, as applicable.

3. The Plan Administrator shall be duly appointed, qualified and acting in that capacity.

4. The Professional Fee Reserve is funded pursuant to Article V.E.2 of the Combined Disclosure Statement and Plan.

B.	Establishing the Effective Date

The calendar date to serve as the Effective Date shall be a Business Day of, on or promptly following the satisfaction or waiver of all conditions to the Effective Date, which date will be selected by the Debtors, after reasonable consultation with the Committee. On or within two (2) Business Days of the Effective Date, the Debtors shall file and serve a notice of occurrence of the Effective Date. Such notice shall contain, among other things, the Administrative Expense Bar Date, the deadline by which Professionals must file and serve any Professional Claims and the deadline to file a proof of claim relating to damages from the rejection of any Executory Contract (including any unexpired lease) pursuant to the terms of the Combined Disclosure Statement and Plan.

C.	Effect of Failure of Conditions

If each condition to the Effective Date has not been satisfied or duly waived within forty-five (45) days after the Confirmation Date, then upon motion by any party in interest, made before the time that each of the conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such motion, the Confirmation Order shall not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived by the Debtors before any Order granting such relief becomes a Final Order. If the Confirmation Order is vacated pursuant to this section, the Combined Disclosure Statement and Plan shall be deemed null and void in all respects and nothing contained herein shall (A) constitute a waiver or release of any Claims by or against the Debtors, or (B) prejudice in any manner the rights of the Debtors.

D.	Waiver of Conditions to Confirmation and Effective Date

Each of the conditions to the Effective Date may be waived, in whole or in part, by the Debtors, in consultation with the Committee, without notice or an Order of the Bankruptcy Court.

XIV.	EXCULPATION, RELEASE AND INJUNCTIONS

A. Exculpation. The Exculpated Parties shall not have or incur, and are hereby released from, any claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising in law, equity, or otherwise to one another or to any Holder of any Claim or Equity Interest, or any other party-in-interest, or any of their respective Related Parties, for any act or omission originating or occurring on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Debtors (including the management, ownership, or operation thereof, including as such entities existed prior to or after the Petition Date), the Chapter 11 Cases, the negotiation, preparation, dissemination, solicitation, and Filing of this Combined Disclosure Statement and Plan, the Filing of the Chapter 11 Cases, the negotiation, preparation, Filing, and consummation of the Sale and the Asset Purchase Agreement, the marketing and sale process related to the Sale and the Asset Purchase Agreement, the settlement of Claims or renegotiation of Executory Contracts, the pursuit of confirmation of this Combined Disclosure Statement and Plan, the consummation of this Combined Disclosure Statement and Plan, or the administration of this Combined Disclosure Statement and Plan or the property to be Distributed under this Combined Disclosure Statement and Plan, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or after the Petition Date through and including the Effective Date related or relating to the foregoing; provided, however, that the foregoing provisions shall not operate to waive or release any Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, willful misconduct or gross negligence of such applicable Exculpated Party. Nothing herein (i) shall prevent any Exculpated Party from asserting as a defense to any claim of fraud, willful misconduct or gross negligence that they reasonably relied upon the advice of counsel with respect to their duties and responsibilities under the Combined Disclosure Statement and Plan or otherwise or (ii) shall be construed as exculpating any Exculpated Party from any obligations that they have under or in connection with this Combined Disclosure Statement and Plan or the transactions contemplated in this Combined Disclosure Statement and Plan.

B. Releases By the Debtors. Effective as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, their Estates, and each of the Debtors’ current and former Affiliates, successors, and assigns, including any successor to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, including the Plan Administrator, shall be deemed to, completely, conclusively, absolutely, unconditionally, irrevocably and forever release, waive, void and extinguish the Released Parties from any claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability whatsoever (including any derivative Claims or Causes of Action asserted or that may be asserted on behalf of the Debtors and their Estates), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, for any act or omission in connection with, relating to, or arising out of the Debtors (including the management, ownership, or operation thereof, including as such entities existed prior to or after the Petition Date), the Chapter 11 Cases, the negotiation, preparation, Filing, and consummation of the Sale and the Asset Purchase Agreement, the marketing and sale process related to the Sale and the Asset Purchase Agreement, the negotiation, preparation, dissemination, solicitation, and Filing of this Combined Disclosure Statement and Plan, the Filing of the Chapter 11 Cases, the settlement of Claims or renegotiation of Executory Contracts, the pursuit of confirmation of this Combined Disclosure Statement and Plan, the consummation of this Combined Disclosure Statement and Plan, or the administration of this Combined Disclosure Statement and Plan or the property to be distributed under this Combined Disclosure Statement and Plan, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date (including before the Petition Date) related or relating to the foregoing; provided, however, that the foregoing provisions shall not operate to waive or release any Claims or Causes of Action resulting from any act or omission that is judicially determined by a Final Order to have constituted actual fraud of such applicable Released Party. In addition to the forgoing, upon the Effective Date, the Debtors and their Estates shall waive, relinquish, and release all Avoidance Actions.

C. Injunction. Effective as of the Effective Date, all Persons and Entities and their respective Related Parties that hold, have held or may hold a claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability of any nature whatsoever, that is released or exculpated pursuant to this Combined Disclosure Statement and Plan, shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, against the Released Parties and the Exculpated Parties (to the extent of the exculpation provided pursuant to this Combined Disclosure Statement and Plan) on account of or based on the subject matter of such released and exculpated claims, Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, (i) commencing, conducting or continuing in any manner, directly or indirectly, any Claim, Cause of Action, suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum, (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order, (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any lien, (iv) setting off (except to the extent such setoff was timely asserted in a document filed with the Bankruptcy Court explicitly preserving such setoff), seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to such Released Party or Exculpated Party under this Combined Disclosure Statement and Plan, and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Combined Disclosure Statement and Plan or the Confirmation Order.

D. Injunctions to Protect Estate Assets. The Assets shall be used in the manner set forth in this Combined Disclosure Statement and shall not be available for any other purpose. Except as expressly otherwise provided in the Combined Disclosure Statement and Plan, including Article XIV hereof, or to the extent necessary to enforce the terms and conditions of the Combined Disclosure Statement and Plan, the Confirmation Order or a separate Order of the Bankruptcy Court, all Persons and Entities who have held, hold or may hold Claims against or Equity Interests in the Debtors, the Debtors’ Estates, the Debtors’ successors, the Post-Effective Date Debtors, the Plan Administrator or any of their property on account of any such Claims or Equity Interests shall be precluded and permanently enjoined on and after the Effective Date from interfering with the use and Distribution of the Assets in the manner contemplated by this Disclosure Statement and Plan.

XV.	CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING.

The Combined Disclosure Statement and Plan and its implementation are subject to certain risks, including, but not limited to, the risk factors set forth below. Holders of Claims who are entitled to vote on the Combined Disclosure Statement and Plan should read and carefully consider the risk factors, as well as the other information set forth in the Combined Disclosure Statement and Plan and the documents delivered together herewith or referred to or incorporated by reference herein, before deciding whether to vote to accept or reject the Combined Disclosure Statement and Plan. These factors should not, however, be regarded as constituting the only risks involved in connection with the Combined Disclosure Statement and Plan and its implementation.

A.	General Bankruptcy Law and Combined Disclosure Statement and Plan Considerations

1.	The Combined Disclosure Statement and Plan May Not Be Accepted

The Debtors can make no assurances that the requisite acceptances to the Combined Disclosure Statement and Plan will be received, and the Debtors may need to obtain acceptances to an alternative plan of liquidation for the Debtor, or otherwise, may be forced to liquidate under chapter 7 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to Holders of Allowed Claims as those proposed in the Combined Disclosure Statement and Plan.

2.	Debtors May Not Be Able to Secure Confirmation of the Combined Disclosure Statement and Plan or Confirmation May be Delayed

Even if the Debtors receive the requisite acceptances, there is no assurance that the Bankruptcy Court, which may exercise substantial discretion as a court of equity, will confirm the Combined Disclosure Statement and Plan. Even if the Bankruptcy Court determined that the Combined Disclosure Statement and Plan and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Combined Disclosure Statement and Plan if it finds that any of the statutory requirements for confirmation had not been met. Moreover, there can be no assurance that modifications to the Combined Disclosure Statement and Plan will not be required for confirmation or that such modifications would not necessitate the re-solicitation of votes. If the Combined Disclosure Statement and Plan is not confirmed, it is unclear what Distributions Holders of Allowed Claims ultimately would receive with respect to their Claims in a subsequent plan of liquidation.

3.	Risk Affecting Potential Recoveries of Holders of Claims in Voting Classes

Projected Distributions are based upon good faith estimates of the total amount of Claims ultimately Allowed and the Net Distributable Proceeds available for Distribution. There can be no assurance that the estimated Claim amounts set forth in the Combined Disclosure Statement and Plan are correct. These estimated amounts are based on certain assumptions with respect to a variety of factors. Both the actual amount of Allowed Claims in a particular Class and the Net Distributable Proceeds available for Distribution may differ from the Debtors’ estimates. If the total amount of Allowed Claims in a Class is higher than the Debtors’ estimates, or the funds available for Distribution to such Class are lower than the Debtors’ estimates, the percentage recovery to Holders of Allowed Claims in such Class will be less than projected.

4.	Failure to Consummate the Combined Disclosure Statement and Plan

The Combined Disclosure Statement and Plan provides for certain conditions that must be satisfied (or waived) prior to confirmation and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of the Combined Disclosure Statement and Plan, there can be no assurance that any or all of the conditions in the Combined Disclosure Statement and Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Combined Disclosure Statement and Plan will be confirmed by the Bankruptcy Court. Further, if the Combined Disclosure Statement and Plan is confirmed, there can be no assurance that the Combined Disclosure Statement and Plan go effective.

B.	Risks Associated with Forward Looking Statements

The financial information contained in this Combined Disclosure Statement and Plan has not been audited. In preparing, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information provided in this Combined Disclosure Statement and Plan, and while the Debtors believe that such financial information fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

C.	Alternatives to Confirmation and Consummation of the Combined Disclosure Statement and Plan

The Debtors believe that the Combined Disclosure Statement and Plan affords the Holders of Claims the potential for a better realization on the Debtors’ assets than a Chapter 7 liquidation, and therefore, is in the best interests of such Holders. If, however, the Combined Disclosure Statement and Plan is not confirmed, the theoretical alternatives include (a) formulation of an alternative plan or plans of liquidation under chapter 11, or (b) liquidation of the Debtors under chapter 7 of the Bankruptcy Code. Each of these possibilities is discussed in turn below.

1. Alternative Plan(s) of Liquidation

If the requisite acceptances are not received or if the Combined Disclosure Statement and Plan is not confirmed, the Debtors could attempt to formulate and propose a different plan or plans of liquidation. With respect to an alternative liquidation plan, the Debtors have explored various other alternatives in connection with the negotiation process involved in the formulation and development of the Combined Disclosure Statement and Plan. The Debtors believe that the Combined Disclosure Statement and Plan enables creditors to realize the greatest possible value under the circumstances, and that, as compared to any alternative plan of liquidation, has the greatest chance to be confirmed and consummated.

2. Liquidation under Chapter 7

If the Combined Disclosure Statement and Plan is not confirmed, the Debtors’ Chapter 11 Cases could be converted to liquidation cases under chapter 7 of the Bankruptcy Code. In a case under Chapter 7 of the Bankruptcy Code, a trustee would be appointed to promptly liquidate the assets of the Debtors. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective Holders of Claims against the Debtors. The Debtors believe that in a liquidation under Chapter 7 of the Bankruptcy Code, before creditors received any distributions, additional administrative expenses involved in the appointment of a trustee and attorneys, accountants, and other professionals to assist such trustee, would cause a substantial diminution in the value of the estates. The assets available for distribution to Holders of Claims would be reduced by such additional expenses.

XVI.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES

A.	Brief Overview and Disclosure

The following discussion is a summary of certain U.S. federal income tax consequences of the consummation of the Plan to the Debtors and to certain U.S. Holders and Non-U.S. Holders (each as defined below) of Claims entitled to vote on the Plan, and it does not address the U.S. federal income tax consequences to Holders of Claims and Equity Interests whose Claims and Equity Interests are unimpaired or otherwise not entitled to vote on the Plan. This summary is based on the Internal Revenue Code of 1986, as amended (the “IRC”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, revenue rulings and revenue procedures of the U.S. Internal Revenue Service (the “IRS”) and any other published administrative rules and pronouncements of the IRS, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations of applicable tax law may have retroactive effect and could significantly affect the U.S. federal income tax consequences describe below. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained and the Debtors do not intend to seek a ruling from the IRS as to any of the tax consequences of the Plan discussed below. The discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address non-U.S., state, local, or non-income tax consequences of the Plan (including such consequences with respect to the Debtors), nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (such as persons who are related to the Debtors within the meaning of the IRC, U.S. Holders whose functional currency is not the U.S. dollar, U.S. expatriates, certain former citizens or long-term residents of the United States, broker-dealers, banks, mutual funds, insurance companies, financial institutions, retirement plans, small business investment companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities treated as partnerships or other pass-through entities), beneficial owners of partnerships (or other entities treated as partnerships or other pass-through entities), subchapter S corporations, Holders of Claims as part of a straddle, hedge, conversion transaction, or other integrated investment, persons using a mark-to-market method of accounting, and Holders of Claims who are themselves in bankruptcy). Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds such a Claim only as a “capital asset” (within the meaning of section 1221 of the IRC). This summary also assumes that the Claims against any of the Debtors will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the IRC (and thus are not subject to withholding under the Foreign Investment in Real Property Tax Act). This discussion does not address the U.S. federal income tax consequences to Holders (a) whose Claims are unimpaired or otherwise entitled to payment in full under the Plan, or (b) that are deemed to accept or deemed to reject the Plan. Additionally, this discussion does not address any consideration being received other than in a person’s capacity as a Holder of a Claim.

For purposes of this discussion, the term “U.S. Holder” means a Holder of a Claim (including a beneficial owner of a Claim), that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more U.S. persons (within the meaning of section 7701(a)(30) of the IRC) have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes, or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes). In the case of a Holder that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partner or the partnership. If you are a partner (or other beneficial owner) of a partnership (or other entity treated as a partnership or other pass-through entity) that is, or will be, a Holder of a Claim, then you should consult your own tax advisors.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO YOU. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, NON-U.S., NON-INCOME, AND OTHER TAX CONSEQUENCES OF THE PLAN.

B.	Consequences to the Debtors

The Sale may give rise to taxable income for the Debtors. Although the Debtors believe they may have sufficient tax attributes, including net operating losses (“NOLs”), to avoid having a material cash liability for federal income taxes, that cannot be guaranteed and will depend, in part, on the whether the Debtors have undergone (or subsequently undergo) an “ownership change” under Section 382 of the IRC prior to the consummation of the Sale, and other factors. To the extent any cash federal income tax liability arises in connection with the Sale, recoveries to Holders of Claims could be reduced.

Under the IRC, a taxpayer generally recognizes cancellation of debt income (“CODI”) to the extent that indebtedness of the taxpayer is cancelled for less than the amount owed by the taxpayer, subject to certain judicial or statutory exceptions. The most significant of these exceptions with respect to the Debtors is that taxpayers who are operating under the jurisdiction of a federal bankruptcy court are not required to recognize such income. In that case, however, the taxpayer must reduce its tax attributes, such as its net NOLs, general business credits, capital loss carryforwards, and tax basis in assets, by the amount of the CODI avoided. In this case, the Debtors expect that they may recognize significant CODI from the implementation of the Plan and this CODI would result in a reduction in the Debtors’ tax attributes. Because the total amount of CODI cannot be determined with certainty until the Plan is implemented, the Debtors are not able to project the extent to which their tax attributes would survive the implementation of the Plan. The liquidation of Debtors would eliminate any remaining tax attributes.

C.	Consequences to the Certain U.S. Holders of Allowed Claims

1. Consequences to Holders of Allowed General Unsecured Claims

A U.S. Holder of Allowed General Unsecured Claims that receives Cash will be treated as receiving payment in a taxable exchange under section 1001 of the IRC. Other than with respect to any amounts received that are attributable to accrued but untaxed interest (or original issue discount), each U.S. Holder of such Claims should recognize gain or loss equal to the difference between the (a) sum of the Cash received in exchange for the Claim, and (b) such U.S. Holder’s adjusted basis, if any, in such Claim. A U.S. Holder’s ability to deduct any loss recognized on the exchange of its Claims will depend on such U.S. Holder’s own circumstances and may be restricted under the IRC.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE RECOGNITION OF GAIN OR LOSS, FOR FEDERAL INCOME TAX PURPOSES, ON THE SATISFACTION OF THEIR CLAIMS.

2. Accrued Interest and OID

A portion of the payment received by Holders of Allowed Claims may be attributable to accrued interest or original issue discount (“OID”) on such Claims. Such amount should be taxable to that U.S. Holder as interest income if such accrued interest or OID has not been previously included in the Holder’s gross income for United States federal income tax purposes. Conversely, U.S. Holders of Claims may be able to recognize a deductible loss to the extent any accrued interest or OID on the Claims was previously included in the U.S. Holder’s gross income but was not paid in full by the Debtors.

If the payment does not fully satisfy all principal and interest or OID on Allowed Claims, the extent to which payment will be attributable to accrued interest or OID is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Allowed General Unsecured Claims will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest or OID that accrued on such Claims, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan is binding for United States federal income tax purposes, while certain Treasury Regulations generally treat payments as allocated first to any accrued but unpaid interest or OID and then as a payment of principal. The IRS could take the position that the payment received by the U.S. Holder should be allocated in some way other than as provided in the Combined Disclosure Statement and Plan.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE ALLOCATION OF CONSIDERATION RECEIVED IN SATISFACTION OF THEIR CLAIMS AND THE FEDERAL INCOME TAX TREATMENT OF ACCRUED INTEREST.

3. Market Discount

Under the “market discount” provisions of the IRC, some or all of any gain realized by a U.S. Holder of a Claim who exchanges the Claim for an amount may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt instruments constituting the exchanged Claim. In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if its U.S. Holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with original issue discount, its adjusted issue price, in each case, by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain recognized by a U.S. Holder on the taxable disposition of Allowed Claims (determined as described above) that were acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Allowed Claims were considered to be held by the U.S. Holder (unless the U.S. Holder elected to include market discount in income as it accrued).

D.	Matters Related to the Disputed Claims Reserve

The Debtors intend to create a reserve for Disputed Claims. It is possible the Debtors will treat the reserve for Disputed Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections). In general, property that is subject to disputed ownership fund treatment is subject to taxation within the fund (either at C-corporation or trust rates, depending on the nature of the assets held by the fund). Under disputed ownership fund treatment, a separate federal income tax return would be filed with the IRS for the reserve for Disputed Claims with respect to any income attributable to the account, and any taxes imposed on the reserve for Disputed Claims or its assets shall be paid out of the assets of the reserve.

Although not free from doubt, U.S. Holders should not recognize any gain or loss when amounts are set aside in the reserve for Disputed Claims but should recognize gain or loss in an amount equal to: (i) the amount of Cash actually distributed to such U.S. Holder from the reserve, less (ii) the U.S. Holder’s adjusted tax basis of its Claim when and to the extent Cash is actually distributed to such U.S. Holder. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Claim in such U.S. Holder’s hands, whether the Claim was purchased at a discount, and whether and to what extent the U.S. Holder previously has claimed a bad debt deduction with respect to its Claim. It is possible that the recognition of any loss realized by a U.S. Holder may be deferred until the reserve for Disputed Claims has made all payments to Holders of Disputed Claims. U.S. Holders are urged to consult their tax advisors regarding the possible application (and the ability to elect out) of the “installment method” of reporting any gain that may be recognized by such Holders in respect of their Claims due to the receipt of cash in a taxable year subsequent to the taxable year in which the reserve is established. The discussion herein assumes that the installment method does not apply.

The timing of the inclusion of income may be subject to alteration for accrual method U.S. Holders that prepare “applicable financial statements” (as defined in Section 451 of the IRC), which may require the inclusion of income no later than the time such amounts are reflected on such financial statement.

E.	Certain United States Federal Income Tax Consequences to Non-U.S. Holders of Claims

The following discussion includes only certain U.S. federal income tax consequences of the payments to Non-U.S. Holders for Claims. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, and local and the foreign tax consequences of the payments to such Non-U.S. Holder.

Whether a Non-U.S. Holder realizes gain or loss on the payment of a Claim and the amount of such gain or loss is generally determined in the same manner as set forth above in connection with U.S. Holders.

1. Gain Recognition

Any gain realized by a Non-U.S. Holder on the exchange of its Claim generally will not be subject to U.S. federal income taxation unless (i) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the exchange occurs or who otherwise meets the so-called “substantial presence test” under Section 7701(b)(3) of the IRC, or (ii) such gain is effectively connected with the conduct by such non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, to the extent that any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such non-U.S. Holder’s gains allocable to U.S. sources exceed losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange if such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States in the same manner as a U.S. Holder. To claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates). In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

2. Accrued Interest

The United States generally imposes a 30% U.S. federal withholding tax on payments of interest to Non-U.S. Holders. Subject to the discussion below of an interest effectively connected with the conduct of a trade or business within the United State, a Non-U.S. Holder will not be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, provided that:

i.	it does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

ii.	it is not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”; and

iii.	it provides its name and address, and certify, under penalties of perjury, that it is not a U.S. person (on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form)), or it holds its notes through certain foreign intermediaries and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, unless you provide us (or other applicable withholding agent) with a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable form claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty.

If such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

3. FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account Holders and investors or be subject to withholding on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S. source payments of interest on certain types of obligations. FATCA withholding may apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding tax. U.S. Holders that hold Claims through foreign financial institutions and Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these rules on their Claim.

F.	Information Reporting and Back-Up Withholding

Information reporting requirements may apply to payments under the Combined Disclosure Statement and Plan. Additionally, under the backup withholding rules, a Holder of a Claim may be subject to backup withholding (currently at a rate of 24%) with respect to payments made pursuant to the Plan unless that Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) timely provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding (generally in the form of a properly executed IRS Form W-9 for a U.S. Holder, and, for a Non-U.S. Holder, in the form of a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption)). Backup withholding is not an additional tax but is, instead, an advance payment that may be refunded to the extent it results in an overpayment of tax; provided that the required information is timely provided to the IRS.

The Debtors, or the applicable agent, will withhold all amounts required by law to be withheld from payments of interest and comply with all applicable information reporting requirements.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XVII.	RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases as is legally permissible, including, without limitation, such jurisdiction as is necessary to ensure that the interests and purposes of the Combined Disclosure Statement and Plan are carried out. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of the Chapter 11 Cases and the Combined Disclosure Statement and Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

1. To hear and determine any objections to Claims and to address any issues relating to Disputed Claims

2. To enter and implement such Orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

3. To issue such Orders in aid of execution and consummation of the Combined Disclosure Statement and Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

4. To consider any amendments to or modifications of the Combined Disclosure Statement and Plan, to cure any defect or omission, or reconcile any inconsistency in any Order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

5. To hear and determine all requests for compensation and reimbursement of expenses under sections 330, 363, or 503 of the Bankruptcy Code;

6. To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Combined Disclosure Statement and Plan;

7. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtors or the Plan Administrator for an expedited determination of tax under section 505(b) of the Bankruptcy Code);

8. To hear any other matter not inconsistent with the Bankruptcy Code;

9. To enter a final decree closing the Chapter 11 Cases;

10. To ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Combined Disclosure Statement and Plan;

11. To hear any other matter not inconsistent with the Bankruptcy Code;

12. To enter a final decree closing the Chapter 11 Cases;

13. To ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Combined Disclosure Statement and Plan;

14. To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

15. To issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the occurrence of the Effective Date or enforcement of the Combined Disclosure Statement and Plan, except as otherwise provided herein;

16. To adjudicate, decide, or resolve any other matters that may arise in connection with or related to the Chapter 11 Cases, Combined Disclosure Statement and Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created or implemented in connection with the Combined Disclosure Statement and Plan.

17. To hear any disputes and determine any other matters that may arise in connection with or related to the Sale Order or any contract, instrument, release, indenture or other agreement or document created or implemented in connection with the Sale Order;

18. To enforce, interpret, adjudicate, decide, or resolve any disputes arising in connection with any stipulations, orders, judgments, injunctions, exculpations, and rulings entered or granted in connection with the Chapter 11 Cases (whether or not the Chapter 11 Cases have been closed);

19. To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

20. To resolve any cases, controversies, Causes of Action, suits, disputes, claims, or Claims that may arise in connection with the Combined Disclosure Statement and Plan, including the interpretation or enforcement of the Combined Disclosure Statement and Plan or any Entity’s obligations incurred in connection with the Combined Disclosure Statement and Plan;

21. To resolve any cases, controversies, Causes of Action, suits, disputes, claims, or Claims with respect to the settlements, compromises, releases, injunctions, exculpations, and other provisions contained in Article XIV of the Combined Disclosure Statement and Plan, including the scope thereof, and enter such orders as may be necessary or appropriate to implement such releases, injunctions, exculpations, and other provisions;

22. To enforce the settlements, compromises, releases, injunctions, exculpations, and other provisions set forth in Article XIV of the Combined Disclosure Statement and Plan;

23. To resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Cases, the General Bar Date, the Governmental Bar Date, the Rejection Bar Date, the Administrative Expense Bar Date, and/or the conditional or final hearing on the approval of the Combined Disclosure Statement and Plan for the purpose of determining whether a Claim, or Equity Interest is released, satisfied and/or enjoined hereunder or for any other purpose; and

24. To resolve any other matter or for any purpose specified in the Combined Disclosure Statement and Plan, the Confirmation Order, or any other document entered into in connection with any of the foregoing.

XVIII.	MISCELLANEOUS PROVISIONS

A.	Books and Records

As set forth in the Asset Purchase Agreement, the Successful Bidder shall be required to provide the Debtors and its Representatives, which shall include the Plan Administrator (and his or her representatives), with access, at reasonable times and in a manner so as not to unreasonably interfere with the Successful Bidder’s normal business, to the books and records acquired pursuant to the Asset Purchase Agreement so as to enable the applicable Debtors to, among other things, administer their bankruptcy Estates and liquidation and winding down of the Debtors and the AVCT Non-Debtor Subsidiaries. The Debtors incorporate by reference Section 6.9 of the Asset Purchase Agreement herein and shall provide the Plan Administrator with the access provided under that section as agent and representative of the Debtors and the AVCT Non-Debtor Subsidiaries.

On the Effective Date, the Debtors’ books and records that remain with the Estates as of the Effective Date shall be transferred to the Plan Administrator. Subject to the terms of the Asset Purchase Agreement, the Plan Administrator shall be free, in its discretion to abandon, destroy, or otherwise dispose of the books and records in compliance with applicable non-bankruptcy law at any time on and after the Effective Date, without the need for any other or further Order.

B.	Revesting of Debtors’ Assets

Except as otherwise provided herein, any assets that are property of the Debtors’ Estates on the Effective Date including, without limitation, any Causes of Action, except for Avoidance Actions, shall revest in the Post-Effective Date Debtors on the Effective Date. Thereafter, subject to the terms of the Combined Disclosure Statement and Plan, the Post-Effective Date Debtors (through the Plan Administrator) may operate pursuant to the terms of the Plan Administrator Agreement and may use, acquire, and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, or Bankruptcy Court approval. Except as specifically provided in the Combined Disclosure Statement and Plan or the Confirmation Order, as of the Effective Date, all property of the Debtors shall be free and clear of any liens, Claims, encumbrances and interests of any kind.

C.	Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect.

D.	Amendment or Modification of the Combined Disclosure Statement and Plan

Alterations, amendments or modifications of the Combined Disclosure Statement and Plan may be proposed in writing by the Debtors, at any time before the Confirmation Date; provided that the Combined Disclosure Statement and Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. Additionally, after the Confirmation Date, the Debtors may, upon order of the Bankruptcy Court, amend or modify the Combined Disclosure Statement and Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Combined Disclosure Statement and Plan in such manner as may be necessary to carry out the purpose and intent of the Combined Disclosure Statement and Plan consistent with the terms set forth herein.

E.	Severability

In the event the Bankruptcy Court determines, before the Confirmation Date, that any provision in the Combined Disclosure Statement and Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the Holder or Holders of such Claims or Equity Interest as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidability or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Combined Disclosure Statement and Plan.

F.	Revocation or Withdrawal of the Combined Disclosure Statement and Plan

The Debtors reserve the right to revoke or withdraw the Combined Disclosure Statement and Plan before the Confirmation Date. If the Debtors revoke or withdraw the Combined Disclosure Statement and Plan before the Confirmation Date, then the Combined Disclosure Statement and Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or Plan Administrator or to prejudice in any manner the rights of either of the Debtors or Plan Administrator in any further proceedings involving the Debtors.

G.	Binding Effect

The Combined Disclosure Statement and Plan shall be binding upon and inure to the benefit of the Debtors, the Holders of Claims, and the Holders of Equity Interests, and their respective successors and assigns.

H.	Notices

All notices, requests and demands to or upon the Plan Administrator or the Debtors, as applicable, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as shall be set forth in the notice of the Effective Date.

I.	Governing Law

Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Combined Disclosure Statement and Plan provides otherwise, the rights and obligations arising under the Combined Disclosure Statement and Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

J.	Withholding and Reporting Requirements

In connection with the consummation of the Combined Disclosure Statement and Plan, the Debtors and Plan Administrator shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions hereunder shall be subject to any such withholding and reporting requirements. Notwithstanding the above, each Holder of an Allowed Claim that is to receive a Distribution under the Combined Disclosure Statement and Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution. The Debtors and the Plan Administrator have the right, but not the obligation, to not make a Distribution until such Holder has made arrangements satisfactory to any disbursing party for payment of any such tax obligations. The Debtors or Plan Administrator may require, as a condition to receipt of a Distribution, that the Holder of an Allowed Claim complete and return a Form W-8, W-9 or a similar tax form, as applicable to each such Holder. If the Debtors or Plan Administrator make such a request and the Holder fails to comply before the date that is 90 calendar days after the request is made, such Holder shall be deemed to have forfeited rights to all Distributions and the amount of such forfeited Distributions shall irrevocably revert to the Debtors and any Claim in respect of such Distribution shall be disallowed and forever barred from assertion against the Debtors or their respective property.

K.	2002 Service List

After the Effective Date, any Entities or Persons that want to continue to receive notice in these Chapter 11 Cases must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002 no later than thirty (30) days after the Effective Date; provided, however, that the United States Trustee shall be excused from this requirement and shall remain on the Bankruptcy Rule 2002 service list. To the extent a renewed request is not timely Filed with the Bankruptcy Court, the Plan Administrator is authorized to limit notice and not include such Entities or Persons on any post-Effective Date Bankruptcy Rule 2002 service list.

L.	Headings

Headings are used in the Combined Disclosure Statement and Plan for convenience and reference only, and shall not constitute a part of the Combined Disclosure Statement and Plan for any other purpose.

M.	Exhibits/Schedules

All exhibits and schedules to the Combined Disclosure Statement and Plan, including the Plan Supplement, are incorporated into and are a part of the Combined Disclosure Statement and Plan as if set forth in full herein.

N.	Filing of Additional Documents

On or before substantial consummation of the Combined Disclosure Statement and Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Combined Disclosure Statement and Plan.

O.	No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Combined Disclosure Statement and Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

P.	Successors and Assigns

The rights, benefits and obligations of any Person or Entity named or referred to in the Combined Disclosure Statement and Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

Q.	Reservation of Rights

Except as expressly set forth herein, the Combined Disclosure Statement and Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Combined Disclosure Statement and Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Combined Disclosure Statement and Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors, Holders of Claims or Equity Interest before the Effective Date.

R.	Implementation

The Debtors shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in this Combined Disclosure Statement and Plan.

S.	Inconsistency

In the event of any inconsistency among the Combined Disclosure Statement and Plan and any other instrument or document created or executed pursuant to the Combined Disclosure Statement and Plan, the provisions of the Combined Disclosure Statement and Plan shall govern.

T.	Dissolution of the Committee

Upon the occurrence of the Effective Date, the Committee shall dissolve automatically, whereupon its members, professionals and agents shall be released from any duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code (except with respect to (i) obligations arising under confidentiality agreements, which shall remain in full force and effect, (ii) applications for allowance and payment of Professional Claims, and (iii) any pending motions or motions for other actions seeking enforcement of implementation of the provisions of the Combined Disclosure Statement and Plan).

U.	Termination of the Plan Administrator

After the Chapter 11 Cases are closed and the Plan Administrator has completed all of the tasks necessary in order to fully and completely wind down, dissolve and/or terminate the Debtors and to otherwise comply with its obligations under the terms of the Combined Disclosure Statement and Plan, the Plan Administrator shall have fully completed its duties under the Combined Disclosure Statement and Plan and thereby shall be fully released and discharged of its duties and obligations to carry out the terms of the Combined Disclosure Statement and Plan.

V.	Request for Expedited Determination of Taxes

The Debtors and the Plan Administrator shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

Dated: April 5, 2023	Respectfully submitted,

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

AVCTECHNOLOGIES USA, INC.

KANDY COMMUNICATIONS LLC

By:	/s/ Kevin Keogh
Kevin Keough
Chief Executive Officer

SOLICITATION VERSION

Exhibit A

Liquidation Analysis